SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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North American Scientific, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 29, 2008

To the Stockholders of North American Scientific, Inc.:

The Annual Meeting of Stockholders of North American Scientific, Inc., will be held on Tuesday, April 29, 2008 at 9:00 a.m., Pacific time, at the Hilton Woodland Hills, 6360 Canoga Avenue, Woodland Hills, California 91367 for the following purposes:

1.	To elect seven directors to hold office until the 2009 Annual Meeting;

2.	To authorize the amendment of our certificate of incorporation to effect a reverse stock split of our outstanding Common Stock by a ratio of 1-for-5;

3.	To authorize amendments to the 2006 Stock Plan;

4.	To authorize the repricing of stock options;

5.	To approve the 2008 Non-Employee Directors’ Equity Compensation Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 14, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors,

John B. Rush
President and Chief Executive Officer

Chatsworth, California
March 28, 2008

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING. IF YOU ATTEND THE MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE MEETING WILL BE COUNTED.

20200 Sunburst Street
Chatsworth, California 91311

 2008 ANNUAL MEETING OF STOCKHOLDERS
APRIL 29, 2008

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are furnished to stockholders of North American Scientific, Inc. (the “Company”) in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders of North American Scientific, Inc., to be held on Tuesday, April 29, 2008 at 9:00 a.m., Pacific time, at the Hilton Woodland Hills, 6360 Canoga Avenue, Woodland Hills, California 91367 or at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the form of proxy included herewith and our Annual Report to Stockholders for the fiscal year ended October 31, 2007 are being mailed to stockholders on or about March 31, 2008.

Record Date and Shares Outstanding as of the Record Date

Stockholders of record at the close of business on March 14, 2008 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 92,435,855 shares of our Common Stock, par value $0.01 per share (the “Common Stock”).

Voting and Solicitation

In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date. Each proxy received will be voted as directed.

If you are a stockholder of record (that is, if you hold your shares in certificate form registered in your name on the books of our transfer agent, Computershare, as of the close of business on March 14, 2008), and attend the Meeting, you may deliver your completed proxy card in person. However, if you hold your shares in “street name” (that is, not certificate form), (a) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares or (b) if you wish to attend the Meeting and vote in person, you must obtain and bring to the Meeting a proxy signed by the record holder giving you the right to vote the shares in order to be able to vote at the Meeting. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Meeting.).

All expenses incurred in the solicitation of proxies will be borne by us. In addition to soliciting proxies by mail, we and our Directors, officers and employees may also solicit proxies personally, by telephone or other appropriate means. No additional compensation will be paid to Directors, officers or other employees for such services. We will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Quorum; Abstentions; Broker Non-votes

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting, and the election inspectors, after reviewing the votes cast, will determine whether or not a quorum is present. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In tabulating the voting result for any proposal requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote, abstentions will be considered shares present and entitled to vote, and broker non-votes will not be considered shares present and entitled to vote. Abstentions or broker non-votes or other failures to vote will have no effect on Proposal No. 1. In determining whether any other proposal requiring approval of a majority of shares present and entitled to vote has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted. Abstentions and broker non-votes will be counted as votes against Proposal No. 2.

Revocability of Proxies

Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company at 20200 Sunburst Street, Chatsworth, California 91311 in writing prior to or at the Meeting or by attending the Meeting and voting in person.

Other Business; Stockholder Proposals

The Board of Directors does not intend to present any other business for action at the Meeting and does not know of any other business to be presented by others.

Proposals of security holders intended to be presented at the 2009 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with our By-Laws, and must be received by us for inclusion in the proxy relating to that meeting no later than December 1, 2008.

Pursuant to our By-Laws, for nominations of directors, a stockholder must give notice which must be delivered to, or mailed and received by, our secretary not less than 60 or more than 90 days prior to the annual meeting, and the notice must set forth the requirements relating to the director nominee and the stockholder as described in, and otherwise be in compliance with, our By-Laws.

For notices of other business to be brought before the meeting by a stockholder, the stockholder’s notice must be delivered to, or mailed and received by, our secretary not less than 120 or more than 150 days prior to the first anniversary of the date of our proxy statement released to stockholders in connection with the previous year’s meeting of stockholders, and the notice must set forth the requirements as described in, and otherwise be in compliance with, our By-Laws. To comply with this procedure, notice of other business must be delivered to, or mailed and received by us after November 1, 2008 and before December 1, 2008.

Details with respect to the procedures for submitting proposals for director nomination and notices of other business and the material required to accompany such proposals are contained in our By-Laws, which are available on our website, www.nasmedical.com.

Under Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at the Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the Meeting.

Stockholders Sharing the Same Last Name and Address

We may elect to deliver one Annual Report and Proxy Statement to two or more security holders who share an address, unless contrary instructions are received from one or more of the stockholders. If we utilize such delivery method, we will, upon written or oral request deliver promptly a separate copy of the Annual Report and/or Proxy Statement to any such stockholder at a shared address. Such requests should be delivered in writing to our principal executive office or made by telephone to our main switchboard, as such information appears in the Annual Report. Similarly, stockholders sharing an address who receive multiple copies of the Annual Report and Proxy Statement may request delivery of a single copy of such documentation in the future by submitting a request in accordance with the foregoing methods.

The information contained in this Proxy Statement relating to the occupations and securities holdings of our Board of Directors and officers and their transactions with us is based upon information received from each individual as of March 10, 2008, unless otherwise stated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated below, the following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of March 10, 2008 by (i) all those known by us to own more than 5% of our outstanding Common Stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers named in the Summary Compensation Table as a group:

	Beneficial Ownership
Name and Address(1)	Number of Shares(2)	Percent of Class
John B. Rush	450,000(3)	*
L. Michael Cutrer	1,048,708(4)	1.1
Wilfred E. Jaeger	49,366,852(5)	51.4
John M. Sabin	28,667(6)	*
Richard A. Sandberg	37,658(7)	*
Gary N. Wilner	67,667(8)	*
Nancy J. Wysenski	45,000(9)	*
Roderick A. Young	8,334(10)	*
Troy A. Barring	—	*
David N. King	59,250(11)	*
James W. Klingler	71,875(12)	*
Michael C. Ryan	—(13)	*
All directors and executive officers as a group (12 persons)	51,184,011(14)	52.5
Three Arch Partners	49,358,518(15)	51.4
SF Capital Partners Ltd	14,137,515(16)	15.1
CHL Medical Partners	12,195,120(17)	13.2

*	Denotes less than 1%

(1)	Unless otherwise indicated, the business address of each stockholder is c/o North American Scientific, Inc., 20200 Sunburst Street, Chatsworth, California 91311.

(2)
This table is based upon information supplied by officers, directors, and principal stockholders of the Company and by Schedules 13D and 13G filed with the SEC. Except where indicated by footnote, and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all of their shares of Common Stock. Except with respect to 5% security holders, applicable percentages are based on 92,435,855 shares of Company Common Stock outstanding on March 10, 2008, adjusted as required. The information known to the Company with respect to each of the following’s beneficial ownership of the Company’s Common Stock is as of March 10, 2008: John B. Rush, L. Michael Cutrer, Wilfred E. Jaeger, John M. Sabin, Richard A. Sandberg, Gary N. Wilner, Nancy J. Wysenski, Roderick A. Young, David N. King, James W. Klingler, and Michael C. Ryan.

(3)	Includes 450,000 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008.

(4)
Includes 770,125 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008. Also includes 53,583 shares owned by a trust over which the reporting person has shared voting and dispositive power with his spouse. Also includes 2,508 shares held in a trust for the reporting person’s sons.

(5)
Includes 45,772,058 shares and warrants to purchase 3,586,460 shares that are exercisable within 60 days of March 10, 2008 held of record by Three Arch Partners IV, L.P., Three Arch Associates IV, L.P., Three Arch Capital, L.P. and TAC Associates, L.P. and 8,334 shares subject to outstanding options that are exercisable within 60 days of February 29, 2008 held by Dr. Jaeger. Dr. Jaeger, who serves as a member of the Board, is a managing member of Three Arch Management IV, L.L.C., or TAM IV, which is the general partner for Three Arch Partners IV, L.P. and Three Arch Associates IV, L.P. Dr. Jaeger is also a managing member of TAC Management, L.L.C., or TAC MGT, which is the general partner for Three Arch Capital, L.P. and TAC Associates, L.P. TAM IV and TAC MGMT may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners IV, L.P., Three Arch Associates IV, L.P., Three Arch Capital, L.P. and TAC Associates, L.P., except to the extent of his pecuniary interest therein.

(6)	Includes 26,667 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008.

(7)	Includes 26,667 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008.

(8)	Includes 66,667 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008.

(9)	Includes 45,000 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008.

(10)	Includes 8,334 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008.

(11)
Includes 59,250 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008. Mr. King’s employment terminated on May 31, 2007, and the exercise period of his options were extended subject to the terms of his consulting agreement with the Company. Based on the best information available to us for Mr. King, he did not hold any stock on May 31, 2007.

(12)	Includes 61,875 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008. Mr. Klingler’s employment terminated on March 21, 2008.

(13)
Mr. Ryan’s employment terminated in September 17, 2007. Based on the best information available to us for Mr. Ryan, he did not hold any stock on September 17, 2007 other than stock options that have been cancelled without exercise.

(14)
Includes options to purchase 1,522,919 shares subject to outstanding options and warrants to purchase 3,586,460 shares of our Common Stock, all of which are exercisable within 60 days of March 10, 2008.

(15)
Based on information set forth in a Schedule 13D/A filed with the SEC on January 29, 2008. Includes 45,772,058 shares and warrants to purchase 3,586,460 shares that are exercisable within 60 days of March 10, 2008 held of record by Three Arch Partners IV, L.P., Three Arch Associates IV, L.P., Three Arch Capital, L.P. and TAC Associates, L.P. and 8,334 shares subject to outstanding options that are exercisable within 60 days of March 10, 2008 held by Dr. Jaeger. Dr. Jaeger, who serves as a member of the Board, is a managing member of Three Arch Management IV, L.L.C., or TAM IV, which is the general partner for Three Arch Partners IV, L.P. and Three Arch Associates IV, L.P. Dr. Jaeger is also a managing member of TAC Management, L.L.C., or TAC MGT, which is the general partner for Three Arch Capital, L.P. and TAC Associates, L.P. TAM IV and TAC MGMT may be deemed to have sole power to vote these shares, Mark A. Wan, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares, Dr. Jaeger, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares, and Barclay Nicholson, a managing member of TAM IV and TAC MGMT, may be deemed to have sole power to vote these shares. Dr. Jaeger disclaims beneficial ownership of shares held by Three Arch Partners IV, L.P., Three Arch Associates IV, L.P., Three Arch Capital, L.P. and TAC Associates, L.P., except to the extent of his pecuniary interest therein. The principal address for Three Arch Partners is 3200 Alpine Road, Portola Valley, California 94028.

(16)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2008. Includes 12,857,104 shares and warrants to purchase 1,280,409 shares that are exercisable within 60 days of March 10, 2008 held of record by SF Capital Ltd. As of December 31, 2007 Michael A. Roth and Brian J. Stark have shared voting and investment power of 2,694,504 shares. The 2,694,504 shares are held directly by SF Capital Partners Ltd. or SF Capital. In addition, SF Capital Ltd. purchased 10,162,600 shares in the Private Placement in January 2008. Messrs Roth and Stark are the managing members of Stark Offshore Management LLC, or Stark Offshore, which acts as investment manager and has sole power to direct the management of SF Capital. Through Stark Offshore, Messrs. Roth and Stark possess voting and investment power over all of the shares. Messrs. Roth and Stark disclaim beneficial ownership of the shares. The principal address for SF Capital is 3600 South Lake Drive, St. Francis, Wisconsin 53235.

(17)
Based on information set forth in a Schedule 13G filed with the SEC on January 28, 2008. Represents shares held by CHL Medical Partners III, L.P. and CHL Medical Partners III Side Fund, L.P. The principal address of CHL Medical Partners is 1055 Washington Boulevard, Stamford, Connecticut 06901.

Change in Control

On December 12, 2007, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Three Arch Partners IV, L.P. and affiliated funds (“Three Arch Partners”), SF Capital Partners Ltd. (“SF Capital”) and CHL Medical Partners III, L.P. and an affiliated fund (“CHL,” and together with Three Arch Partners and SF Capital, the “Investors”) providing for the private placement (the “Private Placement”) of 63,008,140 shares of Common Stock (the “Shares”), and warrants to purchase 3,150,407 shares of Common Stock (the “Warrants”) for a total purchase price of $15.5 million. Pursuant to the Securities Purchase Agreement, Three Arch Partners agreed to purchase 40,650,420 Shares and 2,032,521 Warrants, SF Capital agreed to purchase 10,162,600 Shares and 508,130 Warrants, and CHL agreed to purchase 12, 195, 120 Shares and 609,756 Warrants.

On January 18, 2008, we completed the Private Placement. At the time of the closing of the Private Placement, Three Arch Partners owned 45,772,058 shares of the Common Stock, or approximately 49.5% of the outstanding Common Stock at the time, and the Investors owned in the aggregate 70,824,284 shares of the Common Stock, or approximately 76.6% of the outstanding Common Stock at the time. Thus, Three Arch Partners may be deemed to beneficially own a total of 49,358,518 shares of the Common Stock, or 51.4%, as of January 18, 2008, including shares issuable upon exercise of warrants held by Three Arch Partners, and the Investors may be deemed to beneficially own a total of 75,691,153 shares of the Common Stock, or 79.7%, as of January 18, 2008, including shares issuable upon exercise of warrants held by the Investors. The foregoing does not take into account the exercise or conversion of our other outstanding convertible or exercisable securities, which would have the effect of reducing the percentage beneficial ownership of Three Arch Partners and the Investors. Because of this high percentage of beneficial ownership, Three Arch Partners and the Investors may be able to control matters requiring the vote of stockholders, including the election of a portion of the board of directors and certain other significant corporate actions.

The consideration paid for the Shares and Warrants in the Private Placement, pursuant to the Securities Purchase Agreement, was $15.5 million, in the aggregate, with $10 million being paid by Three Arch Partners. To our knowledge, each of the Investors paid for the Shares and Warrants from its own funds, without the use of any bank loan proceeds.

Pursuant to the Securities Purchase Agreement, we agreed to decrease the number of members of our Board of Directors from nine members to seven members. Three Arch Partners was granted the right to nominate one member of the Board of Directors, so long as Three Arch Partners continues to beneficially own in excess of 5,000,000 shares of the Common Stock (including shares of Common Stock issuable upon exercise of the Warrants, and as appropriately adjusted for stock splits, stock dividends and recapitalizations). Two of the current members of the Board of Directors, Dr. Jaeger and Mr. Young, are affiliated with Three Arch Partners. Also, pursuant to the Securities Purchase Agreement, we agreed to add two new independent members with relevant industry experience to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On February 17, 2006 we entered an exclusive license agreement with IdeaMatrix, Inc. (a company wholly owned by our former Vice President of New Product Development (Brachytherapy), Richard Terwilliger), for certain brachytherapy technology pertaining to needles and strands, used in the brachytherapy manufacturing process. This technology is critical to our SurTRAK line of products, sold in connection with our brachytherapy seeds. Under this exclusive license agreement, we paid $125,000 upon execution of the license agreement on February 17, 2006, and we are required to pay $125,000 per year over five years. There is no annual renewal fee or royalty arising out of this license. The term of this license expires upon the last expiring patent included in the license. As part of this license agreement, we have agreed to indemnify Mr. Terwilliger and IdeaMatrix, Inc. for claims arising from the licensed property, including the claim raised in the Worldwide Medical Technology lawsuit against Mr. Terwilliger and IdeaMatrix, Inc.

On October 30, 2007, we entered into a Loan Agreement (the “Friede Loan Agreement”) with Mr. John Friede (the “Lender”), a stockholder and former director of the Company. Subject to the terms of the Friede Loan Agreement, the Lender agreed to loan us $500,000 in two installments of $250,000 each. The loan was unsecured and subordinated to the loan agreements with Silicon Valley Bank and Agility Capital. In connection with the Friede Loan Agreement, we agreed to issue to the Lender a warrant to purchase that number of shares of our Common Stock as shall be equal to $200,000 divided by the Exercise Price, which is the per share closing price of our Common Stock on the trading day before the issuance of the warrant. On November 1, 2007, we executed the promissory note underlying the loan and we received the first $250,000 installment. We and the Lender amended the Friede Loan Agreement on November 20, 2007, prior to funding of the second $250,000 installment, to extend the maturity date of the Friede Loan Agreement from November 20, 2007 to December 20, 2007, and to reduce the borrowing capacity to $250,000 from $500,000. The loan and accrued interest were paid in full on December 20, 2007.

On December 7, 2007, we entered into a Loan Agreement (the “Three Arch Loan Agreement”) with Three Arch Capital, L.P., TAC Associates, L.P., Three Arch Partners IV, L.P. and Three Arch Associates IV, L.P. (the “Lenders”). The Lenders are, collectively, our largest stockholder, and Dr. Wilfred Jaeger and Roderick Young, two of our directors, are affiliates of the Lenders. The transaction contemplated by the Three Arch Loan Agreement was approved by a committee of our Board of Directors consisting only of disinterested directors. Under the Three Arch Loan Agreement, the Lenders loaned us $1.0 million and we issued notes to the Lenders (the “Notes”). The Notes bear interest at an annual rate equal to the prime rate plus six percent (6%) and are subordinated to our indebtedness to Silicon Valley Bank and Agility Capital LLC. The Notes are due and payable on December 20, 2007, provided that if prior to December 20, 2007, Silicon Valley Bank shall have extended the maturity date under its Loan and Security Agreement with us (the “SVB Loan Agreement”) until after December 20, 2007, then the Notes shall be due and payable on the earliest of (i) February 4, 2008, (ii) the close of our pending private investment public equity financing transaction (See Securities Purchase Agreement below), or (iii) the maturity date under the SVB Loan Agreement. In connection with the Loan Agreement, we have agreed to pay an aggregate of $20,000 as a loan fee to the Lenders and have granted the Lenders warrants to purchase, in the aggregate, 1,025,641 shares of our Common Stock at a purchase price of $0.39 per share. The loan and accrued interest were paid in full on January 24, 2008.

On December 12, 2007, we entered into a Securities Purchase Agreement with the Investors providing for the sale of 63,008,140 shares of our Common Stock and warrants to purchase 3,150,407 shares of Common Stock for a total purchase price of $15.5 million. As described above, Three Arch Partners is our largest stockholder. SF Capital also is one of our significant stockholders. This transaction was approved by a committee of our Board of Directors consisting only of disinterested directors.

Review, Approval or Ratification of Transactions with Related Persons

Our policy with regard to related party transactions is that all material transactions are to be reviewed by the Board of Directors for any possible conflicts of interest. In the event of a potential conflict of interest, the Board of Directors will generally evaluate the transaction in terms of: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Board of Directors will then document its findings and conclusions in written minutes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The names of persons who have been nominated for election to serve as a Director of the Company, their positions with us and information regarding their backgrounds are set forth below. In the event any nominee is unable or declines to serve as a Director at the time of the Meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

Each Director is elected annually to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until such Director’s earlier death, resignation or removal.

If a quorum is present at the Meeting, the Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors. Abstentions and broker non-votes will have no effect on the vote because the nominees will be elected by the plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. Stockholders eligible to vote at the meeting do not have cumulative voting rights with respect to the election of directors.

The nominees for election as Directors of the Company are as follows:

Dr. Wilfred E. Jaeger, 51, joined the Board of Directors in June 2006. Dr. Jaeger is the cofounder of Three Arch Partners. Previously he was a general partner at Schroder Ventures. Dr. Jaeger began his medical career in private practice. He was subsequently recruited by Chec Medical, a venture capital backed ambulatory care startup in Seattle. He subsequently attended business school and began working in venture capital in 1989. He has since been an active early stage investor in numerous successful biotechnology, healthcare service, and medical device companies. Dr. Jaeger serves on the boards of many private healthcare companies, and he currently serves as a director of Threshold Pharmaceuticals, Inc.

John B. Rush, 49, joined the Board of Directors in June 2007. Mr. Rush became our President and Chief Executive Officer on April 23, 2007. Prior to joining us, Mr. Rush served since 2002 as President and Chief Executive Officer of Sanarus Medical, a leading developer of minimally invasive medical devices for diagnosing and treating breast disease. Prior to joining Sanarus, Mr. Rush was President and Chief Executive Officer at Micro Therapeutics, Inc. (now owned by ev3, Inc.), a publicly traded medical device company focused on the treatment of cerebral and peripheral vascular disorders worldwide.

John M. Sabin, 53, has been a Director of the Company since August 2005. He has served as Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc., a private health care IT consulting and outsourcing firm, since October 2004. From January 2000 to October 2004, he served as Chief Financial Officer, General Counsel and Secretary of NovaScreen Biosciences Corporation, a developer of biotechnology-based tools to accelerate drug discovery and development. Previously, he served as Executive Vice President and Chief Financial Officer of Hudson Hotels Corporation, a limited service hotel development and management company, and as an executive at Vistana, Inc., Choice Hotels International, Inc., Manor Care Inc. and Marriott International, Inc. Mr. Sabin has served as a Trustee of Hersha Hospitality Trust, a publicly traded hospitality real estate investment trust since 2003, and as a Trustee of Prime Group Realty Trust, a public real estate investment trust since 2005.

Richard A. Sandberg, 65, has been a Director of the Company since August 2005. He has served as the Chief Financial Officer of Oxford Immunotec, Ltd., a T-cell diagnostics company developing tests for tuberculosis and other infectious diseases, since 2007. From 2002-2007, he served as Chief Financial Officer of MZT Holdings, Inc. (formerly Matritech, Inc.), a publicly traded developer and manufacturer of cancer diagnostic test products, and has also been on that company’s board of directors since 1999 (excluding the period from June to September 2002). Mr. Sandberg has also served as Manager and Chief Financial Officer of Battery Asset Management, LLC, a firm specializing in foreign exchange transactions. From 1997 to 2001, Mr. Sandberg served as Chairman of the Board of Lifecodes Corporation, a manufacturer of DNA test kits and a provider of DNA testing services and from May 1997 to September 1998, as its Chief Financial Officer. From 1983 to 1997, Mr. Sandberg held financial and operating positions at Dianon Systems, Inc., an anatomic pathology testing and genetic and clinical chemistry testing company he founded in 1983, including Chief Executive Officer and Chief Financial Officer. Since 2003, Mr. Sandberg has been a director of Ethan Allen Interiors, Inc., a publicly traded home furnishings company.

Robert V. Toni, 67, is standing for election to the Board of Directors at the annual stockholders meeting to be held on April 29, 2008. Mr. Toni retired in October 2002 from Closure Medical Corporation, where he held the position of President and Chief Executive Officer and served on the Executive Committee for eight years. Previous to Closure Medical, Mr. Toni was General Manager of Iolab Corporation for five years and held a number of senior positions with Coopervision Cilco for 7 years with his last position being President. Mr. Toni’s earlier career was primarily in financial management for several large companies, including AMF and General Motors where he held the positions of Controller and Accounting Manager, respectively. Mr. Toni is a director of Conceptus, Inc.

Dr. Gary N. Wilner, 67, has been a Director of the Company since December 2002 and Chairman of the Board of Directors since March 2006. He retired from the practice of medicine in January 2005, having been an academic and consultative cardiologist for the past 30 years. Dr. Wilner serves as a Trustee and Chairman of the Board of Trustees of the Oakmark Family of Funds. He has had prior service as a Director of the American Heart Association and the Albert Einstein Peace Prize Foundation.

Roderick A. Young, 64, joined the Board of Directors in June 2006. Mr. Young has been a Venture Partner of Three Arch Partners since May 2006. From February 2003 to July 2005, Mr. Young was President and CEO of Vivant Medical, Inc., a venture-backed medical device company that was acquired by Tyco International, Ltd. Prior to his tenure at Vivant, Mr. Young was President and CEO of Targesome, Inc., a biotechnology company, from October 1998 to October 2002. Prior to Targesome, Mr. Young also served as Chairman and CEO of General Surgical Innovations, President & CEO of Focus Surgery, President of Toshiba America MRI and President and COO of Diasonics.

L. Michael Cutrer, who has served as a Director of the Company since 1990, will not be standing for reelection to the Board of Directors at the Meeting. Mr. Cutrer does not have any disagreements with us on any matter related to our operations, policies or practices.

Nancy J. Wysenski, who has served as a Director of the Company since May 2004 and as a member of the Compensation Committee, will not be standing for reelection to the Board of Directors at the Meeting. Ms. Wysenski does not have any disagreements with us on any matter related to our operations, policies or practices.

As set forth above, under the caption heading “Change in Control,” on December 12, 2007, we entered into a Securities Purchase Agreement with Three Arch Partners whereby the Company provided the right to Three Arch Partners to designate one nominee who is reasonably acceptable to us to serve on the Board of Directors, and we agreed that the Board of Directors shall include two (2) new independent members with relevant industry experience. Our obligations to provide Three Arch Partners the right to designate one nominee to serve on the Board of Directors, pursuant to the Securities Purchase Agreement, terminates if at any time Three Arch Partners owns less than 5,000,000 shares (including shares of Common Stock issuable upon exercise of warrants, and as adjusted for stock splits, stock dividends and recapitalization). If Three Arch Partners owns less than 5,000,000 shares at any time, any director previously nominated by Three Arch Partners is obligated to resign from the Board immediately. On June 13, 2006, the Board previously elected the two designees of Three Arch Partners, Dr. Jaeger and Mr. Young, both of whom continue to serve on the Board. Dr. Jaeger and Mr. Young are both being nominated for election to serve as a Director at the Meeting.

There are no other arrangements or understandings between us and any other person pursuant to which such person was or is to be selected as a director, executive officer or nominee. We have, however, entered into employment agreements with three of our executive officers, including Messrs. Rush and Cutrer, which are described on page 18 below under the heading “Potential Payments Upon Termination or Change-in-Control.”

Voting Requirements to Adopt the Proposal

Directors will be elected by a plurality of the votes cast at the Meeting.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

Unless instructed to the contrary, the shares of Common Stock represented by the proxies will be voted FOR the election of the nominees listed above.

DIRECTOR INDEPENDENCE

Pursuant to Nasdaq Stock Market requirements, our Board has adopted corporate governance guidelines that meet or exceed the independence standards set forth by Nasdaq. The Board has also adopted categorical standards to assist it in evaluating the independence of each Director and determining whether or not certain relationships between Directors and us or our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director for the purposes of the Nasdaq independence standards. The categorical standards set forth by Nasdaq and adopted by the Board for evaluation of its members whom would not be considered independent are enumerated below:

(A)	a director who is, or at any time during the past three years was, employed by us or by any parent or subsidiary of ours;

(B)
a director who accepted or who has a “Family Member” (as defined by Nasdaq) who accepted any compensation from us or any parent or subsidiary of ours in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for board or board committee service;

(ii)	compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of ours; or

(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 4350(d).

(C)	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by us or by any parent or subsidiary of ours as an executive officer;

(D)
a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in our securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.

(E)
a director of ours who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers serve on the compensation committee of such other entity; or

(F)
a director who is, or has a Family Member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

In its annual review of director independence, with the assistance of the Nominating and Governance Committee, the Board of Directors evaluated the applicable commercial, industrial, banking, consulting, legal, accounting, charitable, familial, and other relationships of each director and their respective “Family Members” with us and our subsidiaries. The Board has affirmatively determined, in its business judgment, that, absent a change in circumstances at the time of the Meeting, the following Directors and nominees will satisfy our independence guidelines and the Nasdaq listing standards: Mr. Sabin, Mr. Sandberg, Dr. Wilner, and Mr. Toni.

CODE OF ETHICS

We have a written Code of Ethics that applies to all employees, including our Chief Executive Officer, Chief Financial Officer, and Corporate Controller. The full text of our Code of Ethics is published on our website at www.nasmedical.com under the “Investor Center-Corporate Governance” caption. We will disclose any future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Corporate Controller on our website within four business days following the date of such amendment or waiver.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors held nine meetings during the fiscal year ended October 31, 2007, and acted by unanimous written consent on three occasions. All of the directors who were on the Board during fiscal year 2007 attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served. The Board of Directors has no written policy as to its members’ attendance at the Annual Meeting of Stockholders; however, it is the practice of Board members to attend the Annual Meeting of Stockholders. All Directors except Mr. Friede attended the 2007 Annual Meeting of Stockholders. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee has the functions of, among others, (i) reviewing the adequacy of our internal system of accounting controls, (ii) meeting with the independent accountants and management to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent accountants on the results, scope and terms of their work, and the independent accountants’ recommendations concerning the financial practices, controls, procedures and policies employed by us, (iii) resolving disagreements between management and the independent accountants regarding financial reporting, (iv) reviewing our financial statements, (v) selecting, evaluating, and when appropriate, replacing the independent accountants, (vi) reviewing and approving fees to be paid to the independent accountants, (vii) reviewing and approving related party transactions, (viii) reviewing and approving all permitted non-audit services to be performed by the independent accountants, (ix) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, and (x) considering other appropriate matters regarding our financial affairs.

During the fiscal year ended October 31, 2007, the members of the Audit Committee were Mr. John Sabin (Chairman), Mr. Richard Sandberg, and Dr. Gary Wilner, each of whom is “independent” as defined under current Rule 4200(a)(15) of the Nasdaq listing standards. During the fiscal year ended October 31, 2007, the Audit Committee met on ten occasions.

The Audit Committee has a charter, a copy of which was included as Appendix A to the 2005 Proxy Statement and which can be found on our website, www.nasmedical.com.

Audit Committee Financial Experts. The Board of Directors has determined that John M. Sabin and Richard A. Sandberg each qualify as an “audit committee financial expert” and “independent” as defined under the applicable Securities and Exchange Commission.

Compensation Committee. From November 1, 2006 to June 4, 2007, the Compensation Committee consisted of Ms. Nancy Wysenski (Chairperson), Dr. Jonathan Gertler, and Mr. Richard Sandberg. From June 5, 2007 through October 31, 2007, the Compensation Committee consisted of Mr. Richard Sandberg (Chairman), Mr. John Friede, and Ms. Nancy Wysenski, all non-employee Directors who meet the Nasdaq listing standards for “independence.” The Compensation Committee oversees our executive compensation programs and policies and is responsible for determining grants of options to purchase Common Stock under the North American Scientific, Inc. 2006 Stock Plan. During the fiscal year ended October 31, 2007, the Compensation Committee met on six occasions. Ms. Wysenski will not stand for re-election to the Board of Directors at the Meeting.

The Compensation Committee has a charter, a copy of which was included as Appendix B to the 2005 Proxy Statement and which can be found on our website, www.nasmedical.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board of Directors and reviewing matters of corporate governance. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders if properly submitted. This Committee currently consists of Ms. Nancy Wysenski (Chairperson), Mr. John Sabin, and Dr. Gary Wilner, each of whom is “independent” under current Nasdaq listing standards. During fiscal year 2007, the Committee met on four occasions. Ms. Wysenski will not stand for re-election to the Board of Directors at the Meeting.

The Nominating and Governance Committee has a charter, a copy of which was included as Appendix C to the 2005 Proxy Statement and which can be found on our website, www.nasmedical.com.

Stockholder Communications. The Board of Directors has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by regular mail to North American Scientific, Inc., Attn: Chairman of the Board, 20200 Sunburst Street, Chatsworth, California 91311. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

Director Compensation

Directors who also serve as our employees or as employees of our subsidiaries receive no separate compensation for serving as Directors or as members of any committees of the Board of Directors. Each non-employee Director receives a quarterly payment of $5,000, and receives $1,250 per Board or committee meeting if he attends in person or $500 per meeting if he participates by telephone. Directors may be reimbursed for certain expenses incurred in connection with attending Board or committee meetings. In addition, the Chairman of the Board of Directors receives compensation of $40,000 per year (in lieu of the $5,000 quarterly payment); the Chairman of the Audit Committee receives $5,000 per year; the Chairman of the Compensation Committee receives $2,500 per year; and the Chairman of the Nominating and Corporate Governance Committee receives $2,500 per year.

Effective on the date of the Meeting, each individual who is first elected or appointed as a non-employee director shall receive the same cash compensation as described above and thereafter shall automatically be granted, on the date of such initial election or appointment, a non-statutory stock option to purchase 30,000 shares of Common Stock. On the date of each annual stockholders meeting each individual who is re-elected to serve as a non-employee director is automatically granted a non-statutory stock option to purchase 10,000 shares of Common Stock. In addition to the non-statutory stock option to purchase 30,000 shares of Common Stock granted to each non-employee director upon such individual's initial election or appointment, the Chairman of the Board shall automatically be granted a non-statutory stock option to purchase 15,000 shares of Common Stock as an initial grant on the date of such individual’s initial appointment as Chairman of the Board. Further, on the date of each annual stockholders meeting, if the Chairman of the Board continues to serve as the Chairman, as well as the non-statutory option to purchase 10,000 shares of Common Stock granted to each non-employee director upon such individual's re-election, such individual shall automatically be granted an additional non-statutory stock option to purchase 10,000 shares of Common Stock. In addition, on the date of the Meeting, the Chairman of the Board shall be granted a non-statutory stock option to purchase 15,000 shares of Common Stock. All options granted to non-employee directors (including the Chairman) upon initial election or appointment shall vest over time with 1/12 vesting per quarter. All options granted to non-employee directors (including the Chairman) annually, shall vest at the end of a period of one year from the grant date. All options granted to non-employee directors shall have a term of seven years. The annual grant of non-statutory stock options is only given to those non-employee directors who have served at least six months. In the event that a non-employee director’s service as a director terminates other than as a result of the non-employee director’s voluntary resignation or involuntary removal for cause, all unvested options granted to such non-employee director as compensation for service as a director will vest in full immediately. In such case, all vested options will remain exercisable until the earlier of (i) a change of control of the Company, or (ii) the expiration of the seven year term of the option.

The number of options to be granted to non-employee directors for periods following the Meeting, as described above, are post-reverse stock split numbers, which presuppose stockholder approval of the reverse stock split proposal set forth as Proposal No. 2 in this Proxy Statement.

During the fiscal year ended October 31, 2007, Messrs. Friede, Jaeger, Sabin, Sandberg, and Young, and Ms. Wysenski each received an annual grant of ten-year non-statutory stock options to purchase 15,000 shares of our Common Stock, at a price of $1.23 per share, with one-third vesting each year for the next three years, as measured from the grant date of June 5, 2007. During the fiscal year ending October 31, 2007, Dr. Wilner received a grant of ten-year non-statutory stock options to purchase 25,000 shares of our Common Stock, at a price of $1.23 per share, with one-third vesting each year for the next three years, as measured from the grant date of June 5, 2007.

        The following table and footnotes provide information regarding the compensation paid to our non-employee members of the Board of Directors in fiscal 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Dr. Gary N. Wilner	$56,750	$17,188	$73,938
John A. Friede	$24,500	$10,313	$34,813
Dr. Jonathan P. Gertler	$11,750	$—	$11,750
Dr. Wilfred E. Jaeger	$26,500	$10,313	$36,813
John M. Sabin	$34,750	$10,313	$45,063
Richard A. Sandberg	$42,750	$10,313	$53,063
Nancy J. Wysenski	$31,625	$10,313	$41,938
Roderick A. Young	$28,250	$10,313	$38,563

Other Executive Officers

Troy A. Barring has served as our Senior Vice-President and Chief Operating Officer since September 2007. Previously, Mr. Barring has served since 2001 in a number of positions with Biosense Webster, a Division of Johnson and Johnson, including Vice President, World Wide Services, Vice President of Operations, and Senior Vice President of Research and Development and Operations. Mr. Barring has over 13 years of management experience in the medical device sector, with a background in manufacturing, operations, and research and development at such companies as Scimed Life Systems, a Division of Boston Scientific, and Sorin Biomedical.

James W. Klingler served as our Senior Vice President and Chief Financial Officer from July 2004 through March 21, 2008. Previously, he was Vice President-Finance and Chief Financial Officer of Troy Group, Inc., a provider of secure check printing products and wireless connectivity solutions, from January 2002 to July 2004. From February 2001 to November 2001, he served as Senior Vice President, Business Operations and Chief Financial Officer of Trinagy, Inc., a software company that was merged into Hewlett-Packard Company. In prior positions, Mr. Klingler was Vice President, Finance and Administration of Triconex Corporation, a supplier of products, systems and services for safety, critical control and turbomachinery applications and a subsidiary of Invensys plc, from February 1999 to February 2001, and Vice President and Chief Financial Officer of Wilshire Technologies Inc., a company that manufactures polyurethane products, from October 1994 to February 1999.

Michael C. Ryan served as the Senior Vice President and General Manager of our NOMOS Radiation Oncology Division from January 2006 until it was sold in September 2007.  Previously, from 1992 through 2005, he served in a variety of positions with InterV (now known as Angiotech), originally as Vice President of Sales & Marketing, then as Senior Vice President of Sales & Marketing, and lastly as Executive Vice President of Business Development.  InterV manufactures and sells image guided, interventional medical devices for radiology, oncology, cardiology, and endo-vascular surgery.  Prior to InterV, Mr. Ryan held senior management positions, in sales, marketing, business development, and general management, with several companies, including Johnson & Johnson, Medtronic, Healthdyne, NAMIC, and Coeur Laboratories.

Family Relationships

There are no family relationships among any of any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us during the fiscal year ended October 31, 2007, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) complied with all applicable reporting requirements.

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	All Other Compensa-tion ($)	Total ($)
John B. Rush (2)	2007	175,000	72,904	—	1,167,120	—	—	1,415,024
President and Chief	2006	—	—	—	—	—	—	—
Executive Officer	2005	—	—	—	—	—	—	—

James W. Klingler	2007	236,120	46,466	—	—	—	5,479	288,065
Senior Vice President and	2006	229,500	20,000	—	70,353	—	5,300	325,153
Chief Financial Officer	2005	225,000	17,000	—	—	—	2,800	244,800
					—
L. Michael Cutrer (3)	2007	310,340	15,400	—	—	—	7,212	332,952
Executive Vice President	2006	340,700	30,000	—	81,176	—	7,600	459,476
and Chief Technology	2005	334,000	30,000	—	—	—	2,300	366,300
Officer

David N. King (4)	2007	123,231	—	—	—	—	2,873	126,104
Vice President,	2006	155,000	13,000	—	54,118	—	3,400	225,518
General Counsel and	2005	147,000	5,500	—	—	—	1,500	280,104
Corporate Secretary					—

Michael C. Ryan (5)	2007	205,779	24,047	—	—	—	59,488	289,314
Senior Vice President,	2006	163,200	18,000	—	86,588	—	53,092	320,880
General Manager	2005	—	—	—	—	—	—	—
NOMOS Division

(1)	All Other Compensation consists of the Company’s contribution to such executive officer’s 401(k) plan, Company paid life insurance premiums, relocation payments, and severance payments.

(2)	Mr. Rush began his employment on April 23, 2007.

(3)	Mr. Cutrer served as the Company’s President and Chief Executive Officer until April 23, 2007.

(4)	Mr. King resigned from the Company on May 31, 2007.

(5)
Mr. Ryan began his employment on January 16, 2006, and ended his employment with the sale of NOMOS on September 17, 2007. All Other Compensation for Mr. Ryan also includes $49,278 of relocation expense in 2006, and $54,687 of severance expense in 2007.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the options granted and potential payments under the 2006 Stock Plan and under a stand-alone grant outside of our 2006 Stock Plan during or for the fiscal year ended October 31, 2007 to each of our named executive officers listed in the summary Compensation Table as shown under the caption “Executive Compensation.”

Estimated
		Future Payouts	All Other Awards:	Exercise or	Grant Date Fair
		Under Non-Equity	Number of Securities	Base Price of	Value of Stock and
Name	Grant Date	Incentive Plan Awards	Underlying Options	Option Awards	Option Awards(1)

John B. Rush	4/23/07	$210,000	1,800,000	$1.16	$1,167,120

(1) Amounts represent the estimated total fair value of stock options granted in 2007 under SFAS 123(R).

Outstanding Equity Awards Value at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year end, October 31, 2007. The number of options held at October 31, 2007 includes options granted under the 1996 Stock Option Plan, the 2006 Stock Plan, and a stand-alone grant outside of our 2006 Stock Plan.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised			Option
	Options	Options		Option	Expiration
Name	Exercisable	Unexercisable(1)		Exercise Price ($)	Date(1)

John B. Rush	75,000	525,000	(2)	1.16	4/23/2017
	150,000	1,050,000	(2)	1.16	4/23/2017

James W. Klingler	37,500	12,500		7.49	7/26/2014
	8,125	24,375		2.23	3/16//2013
	—	32,500	(3)	3.35	3/16/2014

David N. King	5,000	—		7.00	11/30/2008
	2,500	—		6.25	5/6/2009
	7,500	—		16.75	5/26/2010
	8,500	—		10.80	9/28/2011
	8,500	—		7.60	9/20/2012
	8,500	—		7.17	10/31/2013
	6,250	18,750		2.23	3/16/2013
	—	25,000	(3)	3.35	3/16/2014

Michael C. Ryan	10,000	—		2.23	3/16/2013

L. Michael Cutrer	30,000	—		23.50	4/3/2008
	70,000	—		6.125	3/19/2009
	55,000	—		6.25	5/6/2009
	96,000	—		7.938	11/9/2009
	75,000	—		16.75	5/26/2010
	100,000	—		7.31	3/2/2001
	55,000	—		10.80	9/28/2011
	60,000	—		10.85	3/11/2012
	65,000	—		7.60	9/20/2012
	100,000	—		7.17	10/31/2013
	36,000	—		10.01	2/25/2014
	9,375	28,125		2.23	3/16/2013
	—	37,500	(3)	3.35	3/16/2014

(1)
Except where otherwise noted, all options expire ten years from the date of grant and option shares vest at the rate of 25% on the first anniversary of the option grant and annually thereafter, such that options are fully vested upon the fourth anniversary of the option grant date. In addition, the vesting of options may accelerate upon a change in control of the Company.

(2)
Option shares vest at the rate of 1/48 per month, such that options are fully vested upon the fourth anniversary of the option grant date. In addition, the vesting of options may accelerate upon a change in control of the Company.

(3)	Option shares vest at the rate of 25% on the second anniversary of the option grant and 25% annually thereafter, only if certain market performance conditions are met.

Option Exercises for 2007

There were no options exercised by our named executive officers in fiscal 2007.

Potential Payments Upon Termination or Change-in-Control

John B. Rush

On March 22, 2007, we entered into an employment agreement (the “Agreement”) with John B. Rush in connection with his employment as our new President and Chief Executive Officer. Mr. Rush’s base salary is $350,000. Mr. Rush is also eligible to receive an annual bonus, if any, based upon performance goals approved by the Board or the Compensation Committee of the Board, in consultation with Mr. Rush, in an amount, not to exceed 60% of his base salary, to be determined by the Compensation Committee. For the period beginning on April 23, 2007 and ending the last day of our fiscal year, October 31, 2007, Mr. Rush will receive a guaranteed, minimum, pro-rated bonus of 30% of his base salary.

On April 23, 2007, we granted stock options to Mr. Rush with respect to 1,800,000 shares of our Common Stock. The stock options have an exercise price of $1.16, which was equal to the fair market value per share of our Common Stock on the grant date. In addition, in the event that within 24 months of April 23, 2007, we issue additional shares of stock in connection with raising capital in a private placement transaction, we are required to grant options to Mr. Rush to acquire an additional number of shares of Common Stock equal to 3% of the number of shares issued in connection with such transaction.

All of the options have a term of ten years and vest monthly over a four-year period. The options remain exercisable until the earlier of the expiration of the term of the option or (i) three months following Mr. Rush’s date of termination in the case of termination for reasons other than cause, death or disability (as such terms are defined in the Agreement) or (ii) 12 months following Mr. Rush’s date of termination in the case of termination on account of death or disability. In the event that Mr. Rush is terminated for cause, all outstanding options, whether vested or not, will immediately lapse.

In the event (a) Mr. Rush’s employment is terminated by the Company at any time after April 23, 2007 for any reason other than Mr. Rush’s death, disability or cause or (b) Mr. Rush resigns for a “good reason” (as defined in the Agreement), Mr. Rush will receive his base salary in effect on the date of termination for a period ending 12 months following the date of termination paid in accordance with our standard payroll practices for salaried employees. If this event had occurred at the end of our fiscal year, Mr. Rush would have received $350,000 in salary payments over the following 12 months.

In the event of a “Control Termination” (as defined in the Agreement), Mr. Rush will be entitled to receive his base salary in effect on the date of termination paid in accordance with our standard payroll practices for salaried employees and group health benefits for a period ending 12 months following the date of termination and, in addition, Mr. Rush shall, as of the date of the Control Termination, become fully vested in any unvested options previously granted to him. If this event had occurred at the end of our fiscal year, Mr. Rush would have received $350,000 in salary payments and approximately $15,185 in group health benefits over the following 12 months. At the end of our fiscal year, the exercise price per share of Mr. Rush’s stock options exceeded the closing market price per share of our Common Stock. As a result, no value is recognized for the acceleration of his unvested stock options.

The Agreement also provides that we will make a tax gross-up payment to Mr. Rush in the event that payments to Mr. Rush on account of a change in control constitute an excess parachute payment subject to an excise tax under Section 4999 of the Code. Similarly, we will make a tax gross-up payment to Mr. Rush for any excise tax in the event that amounts or benefits payable to Mr. Rush are determined to be subject to the excise tax on nonqualified deferred compensation under Section 409A of the Code.

In the event that any amount payable upon Mr. Rush’s termination would be determined to be “non-qualified deferred compensation” subject to Section 409A of the Code, we may delay payment for six months, in order to comply with Section 409A of the Code.

L. Michael Cutrer

In April 2002, we entered into an employment agreement with L. Michael Cutrer in connection with his employment as our Chief Executive Officer. Mr. Cutrer’s initial annual salary was $302,000 with a bonus to be determined at the discretion of the Board of Directors in accordance with the agreement. We can terminate the employment agreement at any time with or without cause. If terminated without cause, the agreement provides, among other things, for immediate vesting of any unvested stock options and a severance payment equal to three times his current base salary paid as salary continuation over a three year period in accordance with our standard payroll practices for salaried employees. In the event of a change of control of the Company, the agreement also provides, among other things, for the immediate vesting of any unvested stock options and a severance payment equal to three times (a) base salary, (b) the highest bonus awarded in the three previous years and (c) the Black-Scholes value of any grant of options made during the prior year paid as salary continuation over a one year period in accordance with our standard payroll practices for salaried employees.

On December 21, 2006, as part of the transition from the position of President and Chief Executive Officer to become our Executive Vice President and Chief Technology Officer, we and Mr. Cutrer entered into a First Amended and Restated Employment Agreement (the “Amended Agreement”), which became effective with the employment of Mr. Rush on April 23, 2007 (the “Effective Date”). Under the Amended Agreement, Mr. Cutrer’s annual base salary is $280,000. In addition, Mr. Cutrer is eligible to receive an annual bonus, if any, based upon performance goals approved by the Compensation Committee or the Board in an amount to be determined in the sole discretion of the Compensation Committee or the Board. If Mr. Cutrer meets or exceeds the performance goals for a particular measuring year, the annual bonus may not be less than 25% of his base salary.

 In the event Mr. Cutrer’s employment terminates at any time after the Effective Date for any reason, except for a “Control Termination” (as defined in the Amended Agreement), and in addition to any payment that may be due if he had been terminated on or before October 31, 2007 as noted above, Mr. Cutrer will be entitled to receive (a) severance pay equal to three times his highest base salary during his employment payable over a three year period in accordance with our standard payroll practices for salaried employees, and (b) any unvested stock options shall immediately vest as of the termination date. In addition, the exercise date of all stock options that, on the termination date, have an exercise price greater than the fair market value of our Common Stock will be extended to the later of (i) the last day of the year in which the stock option would otherwise have expired or (ii) two and a half months after the date on which the stock option would otherwise have expired (or such later date as may be permitted by final regulations issued pursuant to Section 409A of the Code, as amended (the “Code”), but in no event later than the date on which the stock option would have expired had Mr. Cutrer’s employment not been terminated). If this event had occurred at the end of our fiscal year, Mr. Cutrer would have received $1,022,040 in salary payments over the following 3 years. At the end of our fiscal year, the exercise price per share of Mr. Cutrer’s stock options exceeded the closing market price per share of our Common Stock. As a result, no value is recognized for the acceleration of his unvested stock options.

 In the event of a Control Termination, Mr. Cutrer will be entitled to a “Control Severance Payment” in the gross amount equal to the total of: (a) three years’ base salary; (b) the highest annual bonus paid to Mr. Cutrer in the three years prior to such termination multiplied by three; (c) the Black-Scholes valuation of the stock options received by Mr. Cutrer during the one year prior to such termination multiplied by three (3); and (d) a tax gross-up payment if any severance payment constitutes an excess parachute payment subject to the excise tax imposed by Section 4999 of the Code. The Control Severance Payment will be paid as salary continuation ratably over a one year period in accordance with our standard payroll practices for salaried employees. In addition, any unvested stock options will immediately vest as of the termination date. If this event had occurred at the end of our fiscal year, Mr. Cutrer would have received $1,022,040 in salary payments, $90,000 in bonus payments, and $243,528 valuation of his stock options, based upon the Black-Scholes valuation of the stock options received by Mr. Cutrer during the one year prior to such event multiplied by three, all paid over the following 12 months. At the end of our fiscal year, the exercise price per share of Mr. Cutrer’s stock options exceeded the closing market price per share of our Common Stock. As a result, no value is recognized for the acceleration of his unvested stock options.

James W. Klingler

In July 2004, we entered into a letter agreement with James W. Klingler in connection with his employment as our Chief Financial Officer. The letter agreement does not provide for a specific term of employment; however, the agreement does provide for a twelve month severance payment if we terminate Mr. Klingler’s employment for any reason other than for cause, to be paid as salary continuation over a one year period in accordance with our standard payroll practices for salaried employees. If this event had occurred at the end of our fiscal year, Mr. Klingler would have received $236,120 in salary payments over the following 12 months. Mr. Klingler resigned effective March 21, 2008. He received no severance or other payments in connection with his departure.

Michael J. Ryan

In January 2006, we entered into a letter agreement with Michael J. Ryan in connection with his employment as Senior Vice President and General Manager of our NOMOS Radiation Oncology Division. The letter agreement does not provide for a specific term of employment; however, the agreement does provide for a six month severance payment if we terminate Mr. Ryan’s employment for any reason other than for cause to be paid in a lump sum or in salary continuation, at our option. If Mr. Ryan’s service as Senior Vice President and General Manager of our NOMOS Radiation Oncology Division (or any follow-on position of similar authority) continues for three years, the agreement will provide for a nine month severance payment if we terminate Mr. Ryan’s employment for any reason other than for cause to be paid in a lump sum or in salary continuation, at our option.

In April 2007, we entered into an amended letter agreement, increasing Mr. Ryan’s severance payment to nine months if we terminate his employment for any reason other than for cause, and providing a guaranteed bonus of no less than 50% of his target bonus for fiscal 2007 (pro-rated in the event Mr. Ryan’s employment ends prior to the end of the fiscal year). Finally, the letter agreement provides for an additional bonus of three months’ salary in the event Mr. Ryan continues his employment until such time as a transaction or restructuring shall have occurred with respect to the NOMOS Radiation Oncology Division, but in no event shall such bonus be paid later than October 31, 2007. If this event had occurred at the end of our fiscal year, Mr. Ryan would have received $164,061 in salary payments, and a minimum bonus payment of $27,344.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors is composed entirely of Directors who have never served as officers of the Company and who meet the criteria for independence established by applicable law and The Nasdaq National Market listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors on December 3, 1999, and amended on December 6, 2002, a copy of which was included as Appendix A to the 2005 Proxy Statement and which can be found on the Company’s website, www.nasmedical.com. The Audit Committee has reviewed and reassessed the adequacy of its written charter and determined that the charter comports with current Nasdaq listing standards.

Management is responsible for the implementation of our internal controls and the preparation of our consolidated financial statements in accordance with generally accepted accounting principles and various other financial reporting-related functions. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements and expressing an opinion, based upon their audit, as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee is responsible for, among other things, oversight and monitoring of these processes.

In this context, the Audit Committee has met at least quarterly and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements for the fiscal year ended October 31, 2007 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the Audit.

The Audit Committee has received and reviewed the written disclosures and the letter from Singer Lewak Greenbaum & Goldstein LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Singer Lewak Greenbaum & Goldstein LLP its independence from us.

Based on the review discussed above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended October 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

John M. Sabin, Chairman
Richard A. Sandberg
Dr. Gary N. Wilner

Independent Accountants

Singer Lewak Greenbaum & Goldstein LLP audited our financial statements for the fiscal year ended October 31, 2007. A representative of Singer Lewak Greenbaum & Goldstein LLP will be present at the Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Audit Committee of the Board of Directors has elected to engage Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending October 31, 2008.

Audit Fees

The following is a summary of the fees billed to us by Singer Lewak Greenbaum & Goldstein LLP, as well as PricewaterhouseCoopers LLP, for professional services rendered for the fiscal years ended October 31, 2007 and October 31, 2006:

Type of Fee	2007	2006
Audit Fees	$268,000	$322,000
Audit Related Fees	56,000	400,000
Tax Fees	119,000	161,000
All Other Fees	—	—
Total	$443,000	$883,000

Audit Fees. Includes fees for professional services rendered by Singer Lewak Greenbaum & Goldstein LLP for the audit of our annual financial statements in its Form 10-K and reviews of quarterly interim financial statements included in its Form 10-Q. This category also includes fees for services that generally only the independent registered public accounting firm reasonably can provide to a company, such as procedures related to consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees. Includes fees for professional services rendered by Singer Lewak Greenbaum & Goldstein LLP and PricewaterhouseCoopers LLP associated with assurance and related services traditionally performed by the independent registered public accounting firm and that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to issuance of debt and Common Stock, accounting consultations, consultations concerning financial accounting and reporting standards, and an audit of our internal controls under the Sarbanes-Oxley Act of 2002.

Tax Fees. Includes the fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent registered public accounting firm. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee has considered the role of Singer Lewak Greenbaum & Goldstein LLP in providing services to us for the fiscal year ended October 31, 2008 and has concluded that such services are compatible with their independence as our auditors. The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved all of the foregoing audit and other services provided by Singer Lewak Greenbaum & Goldstein LLP and PricewaterhouseCoopers LLP in fiscal years 2007 and 2006, respectively.

PROPOSAL NO. 2

TO AUTHORIZE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF 1-FOR-5

Our Board of Directors has proposed amending Article Fourth of our certificate of incorporation to effect a reverse split of the issued and outstanding shares of our Common Stock by a ratio of 1-for-5. The reverse split would be effected by providing that, upon the effective date, each 5 shares of our outstanding Common Stock would become one new share of Common Stock. Further, each option or warrant to purchase 5 shares of Common Stock will become an option or warrant to purchase one new share of Common Stock. The full text of the proposed amendment, which is included as Appendix A, is attached to this Proxy Statement and incorporated herein by reference.

If our stockholders approve the reverse stock split proposal, we will file an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, which will effect a reverse split of the shares of our Common Stock then issued and outstanding at the ratio of 1-for-5. The rights and privileges of the holders of the Common Stock will be substantially unaffected by the reverse split. The amendment will become effective upon the effective date set forth in the amendment.

As of the record date, 92,435,855 shares of Common Stock were issued and outstanding. If Proposal No. 2 is adopted, the reverse split would reduce the number of issued and outstanding shares of the Common Stock to 18,487,171 post-reverse split shares. The reverse split will not affect stockholders equity, which will remain substantially unchanged. The reverse split itself will not affect the number of total authorized shares, which will remain at 152,000,000 shares.

Purpose of the Reverse Stock Split

The purpose of authorizing the reverse stock split is to address market related issues affecting our capitalization. One such main issue to address is the continued listing of our Common Stock on the Nasdaq Capital Market of the NASDAQ Stock Market (“Nasdaq”). We received a notice from Nasdaq, dated October 5, 2007 indicating that for the last 30 consecutive business days, the bid price of our Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5). Therefore, in accordance with Marketplace Rule 4450(e)(2), we have 180 calendar days, or until April 2, 2008, to regain compliance. If, at anytime before April 2, 2008, the bid price of our Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq’s Staff will provide written notification that we have achieved compliance with the Rule. If we do not regain compliance with the Rule by April 2, 2008, our Common Stock will be delisted, a decision which we may appeal to a Nasdaq Listing Qualifications Panel. A reverse stock split may increase the stock price of our Common Stock to a level sufficient to comply with the Rule.

A reverse stock split may have the following additional beneficial effects:

•	A reverse stock split may broaden the market for the Common Stock and any resulting anticipated increased price level could encourage interest in the Common Stock.

•
A higher stock price may help us attract and retain employees and other service providers. Some potential employees and service providers may be less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of the Common Stock, this increase may enhance our ability to attract and retain employees and service providers.

Risks Associated with the Reverse Stock Split

If the reverse stock split is approved by the stockholders, and the reverse split is implemented, there are certain risks associated with the reverse stock split.

While the Board of Directors believes that the Common Stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is five times the market price of the Common Stock prior to the reverse stock split. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of our Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock.

The market price of our Common Stock and stockholders’ equity is based on our performance and other factors, some of which may be unrelated to the number of shares outstanding. Factors that may cause our stockholders’ equity and the market price our Common Stock to decline include: (a) changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the medical device industry; (b) our ability to sustain historical margins as the industry changes; (c) increased competition; (d) increased costs; (e) loss or retirement of key members of management; and (f) increases in the cost of our borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management. In addition to the items specifically discussed above, our business and results of operations are subject to the risks and uncertainties described from time-to-time in our registration statements and periodic reports filed with the Securities and Exchange Commission.

Effects of the Reverse Stock Split

The par value of our Common Stock will remain at $0.01 a share following the reverse split, and the number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding shares will be reduced, while the aggregate capital in excess of par value, for statutory and accounting purposes, will be increased.

If the reverse split is approved, the per share information and the average number of shares outstanding, as presented in our previously issued consolidated financial statements and other publicly available information, would be restated following the effective date to reflect the reverse split.

If the reverse split proposal is approved, without any further action on our part or on the part of our stockholders, with the exception of filing the amendment to our certificate of incorporation, each 5 shares of the issued and outstanding Common Stock would be automatically converted into one new share of our Common Stock. In addition, each option and warrant to purchase 5 shares of Common Stock will become an option or warrant to purchase one new share of Common Stock.

No fractional shares of the new Common Stock will be issued to any stockholder in connection with the reverse split. Instead, a stockholder who would hold fractional shares as a result of this reverse split would be entitled to receive in lieu of such shares their cash equivalent, which is calculated as the number of old shares which would become fractional multiplied by the closing stock price quoted on Nasdaq 5 days before the effective date of the reverse split. We believe that the cost of purchasing such fractional shares would be nominal. No interest is payable on the cash in lieu of fractional share amounts.

As soon as is practicable after the effective date, we will send a letter of transmittal to each stockholder of record as of the effective date for use in transmitting certificates representing shares of Common Stock to our transfer agent. The letter of transmittal will contain instructions for the surrender of certificates representing shares of the old Common Stock to the transfer agent in exchange for certificates representing the number of shares of the new Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the transfer agent. Upon proper completion and execution of the above, stockholders will receive a new certificate or certificates representing the number of whole shares of the new Common Stock such stockholder now holds.

Provided certificates representing shares of the new Common Stock are issued in the same name as certificates representing shares of the Common Stock surrendered for exchange, no service charges or taxes will be payable by stockholders in connection with the exchange of certificates and all such costs will be borne by us.

No stockholder’s interest will be completely eliminated by the reverse split. No officer, director, associate or affiliate of the Company shall derive any material benefit from the reverse split other than those that would be enjoyed by any other person who holds the same number of shares.

Federal Tax Consequences of Reverse Stock Split

NO RULING FROM THE UNITED STATES INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS AS A RESULT OF THE REVERSE STOCK SPLIT. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

If effected, we believe that the reverse stock split will qualify as a tax-free recapitalization under U.S. tax law for us and our stockholders. If, under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, the reverse split qualifies as a recapitalization, a stockholder of the Company who exchanges his, her or its shares of old Common Stock for shares of new Common Stock will recognize no gain or loss as a result of the reverse split for federal tax purposes except for cash received in lieu of fractional shares. A stockholder’s aggregate tax basis in his, her or its shares of the new Common Stock would be the same as their aggregate tax basis in the old Common Stock. The holding period of shares of the new Common Stock would include the holding period of shares of the old Common Stock.

A stockholder who receives cash in lieu of fractional shares will be treated for tax purposes as if we had issued fractional shares to him and he had immediately redeemed such shares for cash. Such stockholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and their basis in the stock allocable to the fractional shares. Such gain or loss will generally be a capital gain or loss if the stock was held as a capital asset, and such capital gain or loss will be a long-term capital gain or loss to the extent that the stockholder’s holding period of their stock exceeds 12 months.

Voting Requirements to Adopt the Proposal

The approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS THE DISCRETION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF 1-FOR-5.

Unless instructed to the contrary, the shares of Common Stock represented by the proxies will be voted FOR the approval of Proposal No. 2.

PROPOSAL NO. 3

TO AUTHORIZE AMENDMENTS TO OUR 2006 STOCK PLAN

On February 15, 2008, the Board of Directors adopted, subject to stockholder approval, an amendment (the “Amendment”) to our 2006 Stock Plan (the “Plan”) to (i)  increase by 10,000,000 the total number of shares of our Common Stock available for issuance under the Plan from 3,101,275 (which included 1,700,000 shares plus any shares from the 1996 Plan (as defined below) that are subsequently terminated, expire unexercised or forfeited) to 13,101,275; (ii) increase by 175,000 the maximum number of shares under the Plan that may be granted in any one fiscal year to an individual participant from 300,000 to 475,000; and (iii) increase by 175,000 the maximum number of shares under the Plan, in connection with a participant’s initial service, such participant may be granted for from 300,000 to 475,000 that will not count against the limit set forth in (ii) above. Without this increase, as of December 31, 2007, only 1,986,805 shares would be available for additional awards under the Plan. Assuming the Amendment is approved at the Meeting, a total of [11,986,805] shares would be available for new awards under the Plan. A description of the types of awards that may be granted under the Plan is set forth below in the summary of the Plan.

The Board of Directors believes that the increase to the shares available for issuance under the Plan and to the limitation on awards that may be granted to an individual participant in any one fiscal year, including such participant’s year of initial service, will make a significant contribution to our success in attracting, retaining and motivating select officers, employees and other key individuals. The Board adopted the Amendment, subject to stockholder approval, because it believes that the previous limitations would not allow the Company to grant sufficient levels of equity compensation to these key individuals. A copy of the Amendment is attached hereto as Appendix B.

In addition, the Board believes that the level of increase to the shares available for issuance under the Plan is reasonable given the awards currently outstanding. As of January 31, 2008, stock options with respect to 4,991,763 shares were outstanding under all of our equity incentive plans with a weighted average exercise price of $3.13 and a weighted average remaining term of 7.64 years. As of January 31, 2008, 92,435,855 shares of our Common Stock were outstanding.

A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan. Copies of the Plan can be obtained by writing to the Secretary, North American Scientific, Inc., 20200 Sunburst Street, Chatsworth, California 91311. Capitalized terms used in this summary and not otherwise defined will have the meaning ascribed to such terms in the Plan.

Purpose of the Plan

The purpose of the Plan is to encourage ownership in the Company by its employees, directors and service providers whose long-term employment by or involvement with us is considered essential to our continued progress and, thereby, aligning the interests of the recipients and stockholders and permitting the recipients to share in our success. The Plan provides an essential component of the total compensation package offered to key employees. It reflects the importance placed by us on motivating employees to achieve superior results over a long term and paying employees based on that kind of achievement. We strongly believe that our equity compensation programs and emphasis on employee stock ownership have been integral to our progress and that a continuation of those programs and that emphasis is necessary for us to achieve superior performance in the future.

In addition, the Plan provides us with additional flexibility to use a wider range of equity compensation awards than was available under our 1996 Stock Option Plan (the “1996 Plan”). The ability to use these additional types of awards allows us to take advantage of changes in accounting treatment of equity-based compensation. In addition, we believe that the added flexibility allows us to maintain the competitiveness of our equity compensation program.

Awards under the Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), provided that such grants are made in the form of option grants, grants of SARs, or are based on one or more of the performance measures specified below. However, in the event that the Administrator (as defined below) of the Plan determines that it is advisable to grant awards that use measures other than those specified below, any such awards will not qualify for the performance-based exception under Section 162(m) of the Code.

Administration of the Plan

The Plan may be administered by the Board or any of its committees (“Administrator”) and, it is current the intent of the Board that the Plan continue to be administered by the Compensation Committee, which committee satisfies the requirements of Section 162(m) regarding a committee of two or more “outside directors”, as well as a committee of “non-employee directors” for purposes of Rule 16b-3. The Administrator has the power in its discretion to grant awards under the Plan, to determine the terms of such awards, to interpret the provisions of the Plan and to take action as it deems necessary or advisable for the administration of the Plan. In accordance with the terms of the Plan, the Plan may be administered by different committees with respect to different groups of participants in the Plan.

Number of Authorized Shares

Currently, the total number of authorized shares and available for issuance shares under the Plan is 3,216,625, plus any shares from the 1996 Plan that are subsequently terminated, expire unexercised, or forfeited. Shares granted as options or stock appreciation rights (“SARs”) will be counted against this limit as one share for every one share granted. Shares granted as awards other than options or SARs will be counted against this limit as 1.3 shares for every one share granted. Currently, the maximum number of shares under the Plan that may be granted in any one fiscal year to an individual participant may not exceed 300,000 shares. In connection with a participant’s initial service, such participant may be granted awards for up to an additional 300,000 shares that will not count against this limit. If the proposal to amend the number of shares available for issuance under the Plan is approved, the maximum number of shares of Common Stock that may be issued and sold under all awards granted under the Plan will be increased to 13,101,275, and the maximum number of shares of Common Stock that may be granted in any one fiscal year to an individual participant shall be increased to 475,000. Further, if the proposal to amend the Plan is approved, in connection with a participant’s initial service, such participant may be granted awards for up to an additional 950,000 that will not count against this limit. Shares issued under the Plan may be currently authorized but unissued shares or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. On March 10, 2008, the per share closing price of the Common Stock was $0.34 as reported on Nasdaq.

The Administrator in its discretion may adjust the number and class of shares available for issuance under the Plan and to prevent dilution or enlargement of rights in the event of certain changes in our capitalization. Shares subject to an award under the Plan or under the 1996 Plan that are terminated, expire unexercised, or forfeited, repurchased by us at their original purchase price, or settled in cash in lieu of shares, shall be available for subsequent awards under the Plan. Any shares that again become available for issuance under the Plan will be added back as one share for shares subject to options or SARs or 1.3 shares for awards other than options or SARs. Awards granted in assumption of, or in substitution for, awards previously granted by a company acquired by, or merged into, the Company or a Subsidiary (“Substitute Awards”) will not reduce the shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year.

Payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Company in satisfaction of a participant’s obligations will not result in additional shares becoming available for subsequent awards under the Plan.

Eligibility and Participation

Eligibility to participate in the Plan is limited our employees (including officers), directors and consultants and to those of our subsidiaries, as determined by the Administrator. Participation in the Plan is at the discretion of the Administrator. As of March 10, 2008, there were approximately 85 eligible employees.

Types of Awards under the Plan

The Plan authorizes the Administrator to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions, and provisions as the Administrator may determine to be necessary or desirable:

•	incentive stock options (“ISOs”);

•	nonstatutory stock options (“NSOs”);

•	stock appreciation rights (“SARs”);

•	restricted stock;

•	restricted stock units (“RSUs”); and

•	equity-based awards with performance-based conditions to vesting or exercisability.

Grant of Options and SARs

Stock options entitle the option holder to purchase shares at a price established by the Administrator. Options may be either ISOs or NSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash equal to the fair market value of shares on the trading date over the exercise price. SARs may be awarded either in tandem with options (tandem SARs) or on a stand-alone basis (nontandem SARs). The Administrator may award tandem SARs either at the time the related option is granted or thereafter at any time prior to the exercise, termination or expiration o the related option.

Exercise Price

The Administrator will determine the exercise price of an option and a SAR at the date of grant, which price, except in the case of Substitute Awards, may not be less than the fair market value of the underlying shares on the date of grant. The exercise price of an option will also apply to the exercise of any tandem SAR granted in connection with such option. At the date of grant of a nontandem SAR, the Administrator will specify the base price of the shares to be issued for determining the amount of cash or number of shares to be distributed upon the exercise of such nontandem SAR.

The Plan prohibits any repricing of stock options without stockholder approval, other than in connection with a change in our capitalization.

Vesting

The Administrator may determine the terms under which options and SARs will vest and become exercisable.

Special Limitations on ISOs

No ISO may be granted to a participant who is not an employee at the date of grant. In addition, the total fair market value of shares subject to ISOs which are exercisable for the first time by a participant in a given calendar year cannot exceed $100,000, valued as of the ISO’s grant date. ISOs may not be granted more than 10 years after the date that the Board adopted the Plan and may not be exercisable for more than 10 years after the date of grant of such option.

No ISO may be granted to an employee who owns, at the date of grant, stock representing more than 10% of the total combined voting power of all classes of our stock or that of our subsidiaries (a “10% Stockholder”), unless the exercise price per share for the shares subject to such ISO is at least 110% of the fair market value per share on the date of grant and the ISO award is not exercisable more than five years after its date of grant.

No ISO may remain exercisable following termination of employment for reasons other than death or disability for more than 3 months following such termination. For this purpose, leave of absence by a participant may exceed ninety days, unless re-employment upon expiration of such leave is guaranteed by statute or contract. If re-employment upon expiration of a leave of absence approved by us is not guaranteed, on the 91st day of such leave a participant’s employment with us shall be deemed terminated for ISO purposes and any ISO held by the participant shall cease to be treated as an ISO and shall be treated for tax purposes as a NSO three months thereafter.

If shares acquired upon exercise of an ISO are disposed of by a participant prior to the expiration of two years from the date of grant or one year from the date of exercise, or otherwise in a “disqualifying disposition” under the Code, the participant will have federal income tax consequences as described below.

Exercise of Options and SARs

An option holder may exercise his or her option by giving written notice to the Administrator stating the number of shares for which the option is being exercised and tendering payment for such shares. The Administrator may, in its discretion, accept cash, check or wire transfer, previously acquired shares (valued at their fair market value on the date of exercise) and consideration under a cashless exercise program, or a combination thereof as payment. Tandem SARs are exercisable only to the extent that the related option is exercisable and only for the period determined by the Administrator (which period may expire prior to the expiration date of the related option). Upon the exercise of all or a portion of a tandem SAR, the related option will be cancelled for an equal number of shares. Similarly, upon exercise of all or a portion of an option, the related tandem SAR will be cancelled for an equal number of shares. Nontandem SARs will be exercisable for the period determined by the Administrator.

Surrender or Exchange of SARs

Once a participant surrenders a tandem SAR and the related unexercised option is cancelled, the participant will be entitled to receive cash, shares or a combination thereof, as specified in the Award Agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share as of the date the tandem SAR is exercised over (ii) the exercise price per share specified in such option, multiplied by the number of shares subject to the option, or portion thereof, which is surrendered.

Upon surrender of a nontandem SAR, a participant will be entitled to cash, shares or a combination thereof, as specified in the Award Agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share as of the date on which the nontandem SAR is exercised over (ii) the base price of the shares covered by the nontandem SAR, multiplied by the number of shares covered by the nontandem SAR, or the portion thereof being exercised.

Expiration of Options

Options granted under the Plan will expire at such times as the Administrator determines; provided, however, that no option may be exercised more than ten years from the date of grant, and if the option is an ISO and is held by a 10% Stockholder, such ISO may not be exercised more than five years from the date of grant.

Termination of Options and SARs

Except as otherwise provided in an award agreement:

•
Upon the disability of a participant while employed by us or our subsidiaries, all unvested options or SARs will immediately vest and will remain exercisable for one year following such participant’s disability, or if earlier, the remainder of the term of such option or SAR.

•
Upon the retirement of a participant while employed by us or our subsidiaries, all unvested options or SARs will immediately vest and will remain exercisable for three months following such participant’s retirement, in the case of an ISO, and for 12 months following such participant’s retirement, in the case of an NSO or SAR, or, in either case, if earlier, the remainder of the term of such option or SAR; provided, however, that a tandem SAR shall be subject to the same vesting provision as the related option.

•
Upon the death of a participant while employed by us or our subsidiaries, all unvested options or SARs will immediately vest and will remain exercisable for 12 months following such participant’s death, or if earlier, the remainder of the term of such option or SAR. In the case of the participant’s death, the participant’s beneficiary or estate may exercise any such options or SARs.

•
In the event that a participant’s employment, service as a director or consulting arrangement with the us and/or any subsidiary terminates other than as a result of the participant’s retirement, death or disability, or pursuant to the repurchase right below, all unvested options or SARs granted to such participant will expire immediately. In such case, all vested options or SARs will remain exercisable for three months following such participant’s termination, or if earlier, the remainder of the term of such vested option or SAR.

•
At any time, the Administrator may offer to repurchase in cash or shares an option or SAR previously granted based on such terms and conditions as the Administrator shall establish and communicated to the participant at the time that such offer is made.

Stock Awards and Performance Shares

Stock awards, including restricted stock, may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. Stock awards may be denominated in shares or units payable in shares (e.g., restricted stock units or RSUs), and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Administrator. The Administrator may also impose additional restrictions on a participant’s right to dispose of or to encumber restricted stock, including the satisfaction of performance objectives.

Stock awards may be granted with restrictions based upon the attainment of one or more performance goals (“Performance Shares”).

Unless the Administrator decides otherwise, the participant may not vote restricted shares or receive dividends before such shares have vested.

Termination of Restricted Stock Awards

Except as the Administrator may provide, upon termination of the participant’s employment with us other than as a result of the participant’s retirement, death or disability, all unvested stock awards granted to such participant will be immediately forfeited. To the extent the participant purchased the stock award and ceases to be a participant in the Plan for any reason, except for the retirement, death or disability of the participant, we may repurchase the unvested stock award at the original price paid by the participant.

Except as otherwise provided in an award agreement:

•	Upon the disability of a participant while employed by us or our subsidiaries, all unvested stock awards shall immediately vest and become nonforfeitable.

•	Upon the retirement of a participant while employed by us or our subsidiaries, all unvested stock awards shall continue to vest.

•
Upon the death of a participant while employed by us or our subsidiaries, all stock awards will immediately vest and become nonforfeitable. In the case of the participant’s death, the participant’s beneficiary or estate may exercise any such stock awards.

Qualifying Performance-Based Compensation

The Administrator may specify that the grant, retention, vesting, or issuance of any award (whether in the form of a stock option, SAR, restricted stock, RSU or a performance award), or the amount to be paid out under any award, be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations. The number of shares issued or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

Establishment of Performance Goals

At the beginning of each performance period of the Administrator will establish performance goals applicable to the performance awards. The performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more criteria of the following criteria, as determined by the Administrator in its sole discretion:

•	cash flow (before or after dividends);

•	earnings per share (including earnings before interest, taxes, depreciation and amortization);

•	stock price;

•	return on equity;

•	total stockholder return;

•	return on capital (including return on total capital or return on invested capital);

•	return on assets or net assets;

•	market capitalization;

•	economic value added;

•	debt leverage (debt to capital);

•	revenue or net revenue;

•	income or net income;

•	operating income;

•	operating profit or net operating profit;

•	operating margin or profit margin;

•	return on operating revenue;

•	cash from operations;

•	operating ratio;

•	operating revenue;

•	customer satisfaction measures;

•	net order dollars;

•	guaranteed efficiency measures;

•	individual performance;

•	or any combination of the above criteria.

In addition, performance goals may be based on one or more business criteria, one or more the business units or divisions of the Company, our subsidiaries or affiliates, or the Company as a whole, and if so desired by the Administrator, by comparison with a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the Administrator, the performance goals for any performance period may be measured on an absolute basis or in relation to a pre-established target, prior year’s results or a peer group or an index. Awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator may determine.

Limited Transferability of Awards

The Administrator retains the authority and discretion to permit an award (other than an ISO) to be transferable as long as such transfers are made by a participant to the participant’s immediate family or trusts established solely for the benefit of one or more members of the participant’s immediate family. Awards may otherwise not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Tax Withholding

The Administrator may require payment, or withhold payments made by the Plan, to satisfy applicable withholding tax requirements.

Change in Control

Unless otherwise determined by the Administrator and set forth in the applicable award agreement, in the event of certain transactions described in the Plan constituting a change in control or the sale of substantially all of the assets of the Company for which a participant is performing services, all awards will fully vest immediately prior to the closing of the transaction. The foregoing shall not apply where such awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a change of control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

In the event of our dissolution or liquidation, the Administrator in its sole discretion may provide for an option or SAR to be fully vested and exercisable until ten days prior to such transaction, or such shorter reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any award shall lapse prior to the transaction, provided that proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed transaction.

Termination and Amendment of the Plan

The Board may amend, suspend or terminate the Plan or the Administrator’s authority to grant awards under the Plan without the consent of stockholders or participants; provided, however, that any amendment to the Plan will be submitted to our stockholders for approval if such stockholder approval is required by any federal or state laws or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine or submit other amendments to the Plan to stockholders for approval. Except in the event of certain changes in our capitalization, we may not increase the total number of shares authorized and available for issuance under the Plan without stockholder approval. Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant’s consent.

Term of Plan

Unless earlier terminated by the Board, the Plan will terminate on February 7, 2016.

Federal Income Tax Consequences

Stock options. There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NSO under the Plan. Upon exercise of a NSO, the option holder generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code, and provided that the option holder includes such compensation in income and we satisfy applicable reporting requirements, we will be entitled to a tax deduction in the same amount.

Upon the exercise of an ISO, an option holder generally recognizes no immediate ordinary taxable income. Provided that certain holding periods are met, income recognition is deferred until the option holder sells the shares. If the ISO is exercised no later than three months after the termination of the option holder’s employment, and the option holder does not dispose of the shares so acquired within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these employment requirements are liberalized in the event of an option holder’s death or disability while employed by us.

Generally, we will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income. Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and we satisfy applicable reporting requirements, we will be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code. Special rules, summarized below, may apply to participants who are subject to Section 16 of the Securities Exchange Act of 1934, amended (the “Exchange Act”).

Stock Appreciation Rights. There will be no federal income tax consequences to either a participant or the Company upon the grant of an SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and we satisfy applicable reporting requirements, we will be entitled to a deduction equal to the amount included in the participant’s income. Special rules, summarized below, may apply to participants who are subject to Section 16 of the Exchange Act.

Restricted Stock. Except as otherwise provided below, there will be no federal income tax consequences to either a participant or the Company upon the grant of restricted stock or restricted stock unit (“RSU”). When a RSU is redeemed, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount payable. In the year in which the restricted stock is no longer subject to a substantial risk of forfeiture (i.e., in the year that the shares vest), the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and we satisfy applicable reporting requirements, we will be entitled to a corresponding deduction. However, the participant may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and we will be entitled to a corresponding deduction at that time. Payroll taxes are required to be withheld from the participant on the amount of ordinary income recognized by the participant. Special rules, summarized below, may apply to participants who are subject to Section 16 of the Exchange Act.

Performance Awards. There will be no federal income tax consequences to a participant or the Company upon the grant of qualifying performance-based awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m) of the Code, we generally will be entitled to a deduction equal to the amount includible in the participant’s income.

Section 16 of the Exchange Act. Participants who are subject to Section 16 of the Exchange Act and receive shares under the Plan will not recognize ordinary income at that time unless: (i) an election is made by the participant under Section 83(b) of the Code; or (ii) the sale of such shares by the participant at a profit is no longer subject to Section 16(b) of the Exchange Act (generally (1) in the case of options, six months following the date of grant of the option to which the shares relate and (2) otherwise, six months after the receipt of shares). The participant will instead recognize ordinary income equal to the fair market value of the shares received (less the price paid for such shares, if any) on the first day that such a sale is no longer subject to Section 16(b) of the Exchange Act and, subject to Section 162(m) of the Code, we or an affiliate generally will be entitled to a deduction of an equal amount for federal income tax purposes at that time provided that applicable tax withholding requirements are satisfied. A participant subject to Section 16 of the Exchange Act may elect under Section 83(b) of the Code, within 30 days of the transfer of such shares to recognize income at the time of transfer equal to the difference between the price paid for such shares, if any, and the fair market value of such shares. Such amount will be taxed as ordinary income to the participant and, subject to Section 162(m) of the Code and satisfaction of applicable withholding requirements, we generally will be entitled to a deduction for federal income tax purposes.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 180G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and we would be denied a deduction with respect to, any “excess parachute payments.”

Section 162(m) of the Code. Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Stock options, SARs and performance awards granted under the Plan are intended to constitute qualified performance-based compensation eligible for such exceptions. The Administrator will, in general, seek to qualify compensation paid to our executive officers for deductibility under Section 162(m), although the Administrator believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Administrator’s judgment, it is in our best interest to do so.

Section 409A of the Code. Section 409A of the Code (“Section 409A”) provides that amounts deferred under a nonqualified deferred compensation plan are included in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. Based on guidance issued under Section 409A, awards of NSOs, SARs, performance shares, performance units or other deferred awards under the Plan, if any, could be affected. In general, if such awards either (1) meet the requirements imposed by Section 409A or (2) qualify for an exemption from coverage of Section 409A, then the tax consequences described above will continue to apply. If an award is subject to Section 409A and does not comply with the requirements of Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

We intend to continue to review the terms of the Plan with respect to Section 409A and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A.

New Plan Benefits

Future awards to our officers, directors, employees and service providers are discretionary. Therefore, at this time the benefits that may be received by our directors, officers, other employees and service providers if our stockholders approve the amendments to the Plan cannot be determined.

Voting Requirements to Adopt the Proposal

The approval of this Proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the Meeting.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE AMENDMENTS TO OUR 2006 STOCK PLAN.

Unless instructed to the contrary, the shares of Common Stock represented by the proxies will be voted FOR the approval of Proposal No. 3.

PROPOSAL NO. 4

TO AUTHORIZE THE REPRICING OF STOCK OPTIONS

Overview

On February 15, 2008, our Board of Directors approved, subject to stockholder approval of this Proposal, the repricing of all outstanding options to purchase shares of our Common Stock issued prior to February 15, 2008. If this Proposal is approved, the new exercise price of these options will be set at $0.41, which is the closing sale price of our Common Stock on the Nasdaq Capital Market on February 15, 2008. The repricing applies to all stock options outstanding as of February 15, 2008 held by all persons who are currently employed or actively engaged by us, including our executive officers, and to certain other persons for which the Board determined that repricing was appropriate (collectively, the “Eligible Participants”). The number of shares subject to the new stock options will be determined based on a Black-Scholes valuation of the existing stock option such that the Black-Scholes value of the new stock option will equal the Black-Scholes value of the existing stock option. All new stock options will continue to vest in accordance with the vesting terms of the existing stock options. All new stock options, to the extent such option are vested, will be exercisable for a period of seven years. Under Nasdaq Marketplace Rules, stockholder approval is required to implement this repricing.

In addition, each non-employee member of our Board of Directors will exchange all of their outstanding stock options for an option to purchase 30,000 shares of our Common Stock, with an exercise price of $0.42, which was the closing sale price of our Common Stock on the Nasdaq Capital Market on March 13, 2008, the date our Board of Directors approved, subject to stockholder approval, the exchange of all outstanding options to purchase shares of our Common Stock currently outstanding to non-employee members of our Board of Directors. The option to purchase 30,000 shares of our Common Stock for which non-employee directors will exchange all of their outstanding stock options presupposes stockholder approval of the reverse stock split proposal set forth as Proposal No. 2 in this Proxy Statement, and the number of shares of Common Stock underlying such option already takes into account the effect of such reverse stock split.

Reasons for the Proposal and Summary of Effects of the Approval of this Proposal

The objective of our equity incentive programs is to encourage ownership of the Company by key personnel whose long-term employment or service is considered essential to our continued progress and to align employees’ and directors’ interest with those of our stockholders. Our Board of Directors believes that the equity incentive awards are critical to retaining and providing proper incentives for our executive officers and other employees.

Our stock price has declined sharply since 2001. As of February 15, 2008, more than 40% of our outstanding stock options had an exercise price above $1.16 per share. On that date, the last reported sale price per share, as quoted on The Nasdaq Capital Market, was $0.41. As a result, we believe that the majority of our outstanding stock options no longer serve as an effective tool to retain and motivate employees and directors. With increased competition in the medical device industry to attract top talent, the Board of Directors believes that it is critical to our future success to revitalize the incentive value of our stock option program to retain, motivate and reward employees. Our Board of Directors believes that if we do not take steps in the near future to properly incentivize our key employees, it could adversely affect our business, results of operations and future stock price.

In determining to recommend that stockholders approve this Proposal, we considered several alternatives to provide competitive compensation to our employees. To replace equity incentives, we would need to substantially increase base and target bonus compensation. These increases would substantially increase our compensation expenses and reduce our cash balances. We also considered granting employees additional stock options at current market prices. However, these additional grants would substantially increase our total number of outstanding stock options. We continue to believe that stock options are an important component of our employees’ total target compensation, and that replacing this component with additional cash compensation to remain competitive would have a material adverse effect on the Company. In addition, we believe that by basing the number of new stock options on the Black-Scholes value of the existing stock options, we will reduce the aggregate number of outstanding stock options.

The repricing provides an opportunity to motivate our employees and directors to create stockholder value. By realigning the exercise prices of previously-granted stock options with the current value of our Common Stock, we believe that our equity incentive awards will again become an important tool to help retain our employees, reward their continued loyalty, and motivate them to continue to create stockholder value. In addition, the repricing allows us to conserve cash resources and does not result in additional outstanding stock options.

As of February 15, 2008, options for approximately 4,991,763 shares were outstanding under all of our equity compensation plans, of which options to purchase approximately 4,991,763 shares of Common Stock, having exercise prices ranging from $0.94 to $23.50, constituted stock options to be repriced. The following table presents summary information concerning the stock options held by our named executive officers and directors that will be repriced if Proposal No. 5 is approved by stockholders.

	Number of
	Securities
	Underlying	Option
Name	Options	Exercise Price ($)

John B. Rush	600,000	1.16
	1,200,000	1.16

L. Michael Cutrer	30,000	23.50
	70,000	6.125
	55,000	6.25
	96,000	7.938
	75,000	16.75
	100,000	7.31
	55,000	10.80
	60,000	10.85
	65,000	7.60
	100,000	7.17
	36,000	10.01
	37,500	2.23
	37,500	3.35

Wilfred E. Jaeger(1)	25,000	2.03
	15,000	1.23

John Sabin(1)	25,000	3.18
	15,000	1.92
	15,000	1.23

Richard A. Sandberg(1)	25,000	3.18
	15,000	1.92
	15,000	1.23

Gary N. Wilner(1)	25,000	8.30
	15,000	8.80
	15,000	3.18
	25,000	1.92
	25,000	1.23

Nancy J. Wysenski(1)	25,000	8.80
	15,000	3.18
	15,000	1.92
	15,000	1.23

Roderick Young(1)	25,000	2.03
	15,000	1.23

(1)	All non-employee directors will exchange all of his outstanding stock options for an option to purchase 30,000 shares of Common Stock at an exercise price of $0.42 per share.

Voting Requirements to Adopt this Proposal

The approval of this Proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the Meeting.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE REPRICING OF STOCK OPTIONS.

Unless instructed to the contrary, the shares of Common Stock represented by the proxies will be voted FOR the approval of Proposal No. 4.

PROPOSAL NO. 5

TO APPROVE THE NORTH AMERICAN SCIENTIFIC, INC. 2008 NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN

On February 15, 2008, the Board of Directors approved and adopted, subject to stockholder approval, the North American Scientific, Inc. 2008 Non-Employee Directors’ Equity Compensation Plan (the “Directors’ Plan”). The Directors’ Plan permits the Company to grant non-employee Directors of the Company (i) nonstatutory stock options (“NSOs”) and (ii) restricted stock.

Non-employee Directors currently receive annual option grants. See “Director Compensation” above. Provided that the stockholders approve the 2008 Directors’ Plan, no such additional grants of options shall be made to any non-employee Director other than pursuant to the Directors’ Plan.

Summary of the Directors’ Plan

The following description of the Directors’ Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the Directors’ Plan, which is included as Appendix C, is attached to this Proxy Statement and incorporated herein by reference.

Purpose of the Directors’ Plan

The principal purpose of the Directors’ Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward non-employee members of the Board of Directors by creating an additional incentive for such members of the Board of Directors to contribute to the growth and profitability, and to participate in the ownership, of the Company.

Eligibility

Non-employee Directors of the Company eligible to participate in the Directors’ Plan (“Eligible Directors”) shall be limited to (i) those individuals serving as non-employee members of the Board on February 15, 2008, (ii) those individuals who first became non-employee Board members on or after February 15, 2008, whether through appointment by the Board or election by the Company’s stockholders and (iii) those individuals who are re-elected to serve as non-employee Board members at one or more Annual Stockholders Meetings held after February 15, 2008. There are currently six persons eligible to participate in the Directors’ Plan.

Available Shares

Subject to adjustment as described below, the number of shares of Common Stock which may be issued under the Directors’ Plan may not in the aggregate exceed 7,500,000, which may be shares of original issuance or shares held in treasury or a combination thereof. If an option granted under the Directors’ Plan lapses or terminates before such option is exercised or if shares of restricted stock under the Directors’ Plan are forfeited, for any reason, the shares covered thereby may again be made available for issuance under the Directors’ Plan.

Administration

The Board shall have full power and authority to administer the Directors’ Plan and to make such determinations regarding, and issue such interpretations of, the Directors’ Plan and any outstanding awards thereunder as it may deem necessary or advisable. The Board of Directors is authorized to delegate administration of the Directors’ Plan to a committee appointed by the Board (the “Committee”) which shall be comprised of not less than two members who are non-employee directors, as defined in Rule 16b-3(b)(3)(i), promulgated under the Securities Exchange Act of 1934, as amended.

Awards under the Directors’ Plan

The Board or the Committee shall have the right to grant options and/or issue shares of restricted Common Stock (“Restricted Stock”) under the Directors’ Plan in its discretion.

Stock Options. Each award of an option to purchase shares of Common Stock will be set forth in a stock option agreement with the non-employee Director receiving the award and will indicate the terms and conditions of the option award, consistent with the terms of the Directors’ Plan. The Board of Directors will determine the terms and conditions of such awards, which shall include (without limitation) the following provisions: (i) the exercise price of options granted under the Directors’ Plan shall be equal to 100% of the closing price of the Common Stock on the Nasdaq Capital Market (or such successor exchange or automated quotation system upon which the Common Stock becomes listed) on the date of the grant, and (ii) unless earlier expired, forfeited or otherwise terminated, no option shall be exercisable after the expiration of 10 years from the date of grant. All options granted under the Directors’ Plan shall vest and become exercisable in accordance with the terms set forth in the option agreement, provided that the holder is still a non-employee Director of the Company as of any such vesting date.

The consideration to be paid for the shares to be issued upon exercise of an option, including the permissible method(s) of payment, shall be determined by the Board or the Committee and may consist of any combination of the following: (a) cash, cash equivalents or check made payable to the Company, or (b) through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instructions to (i) a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (ii) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Restricted Stock. The grant of a Restricted Stock award is contingent upon the grantee executing a restricted stock purchase agreement. The terms and conditions of each such restricted stock purchase agreement shall be determined by the Board or the Committee. The purchase price for the Restricted Stock, if any, shall be determined by the Board or the Committee in its sole discretion. Upon execution of such restricted stock purchase agreement, a grantee shall have the rights of a stockholder of the Company with respect to the voting of the Restricted Stock, subject to such conditions contained in such restricted stock purchase agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Directors’ Plan or in the restricted stock purchase agreement. All shares of Restricted Stock shall vest in accordance with the terms set forth in the restricted stock purchase agreement, provided that the holder is still a non-employee Director of the Company as of any such vesting date.

Adjustments

If the outstanding shares of stock of the class then subject to the Directors’ Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, stock dividends or the like, the Board of Directors may make appropriate adjustments in the number and/or kind of shares or securities and/or the exercise price at which options may thereafter be granted under this Directors’ Plan and for which options then outstanding under this Directors’ Plan may thereafter be exercised.

Limited Transferability

Any award granted under the Directors’ Plan may be assigned in whole or in part during the non-employee Director’s lifetime to one or more members of the non-employee Director’s family or to a trust established exclusively for one or more such family members or to a non-employee Director’s former spouse, to the extent such assignment is in connection with the non-employee Director’s estate plan or pursuant to a domestic relations order. The terms applicable to the assigned portion of any award shall be the same as those in effect for such award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board or the Committee may deem appropriate. Notwithstanding the foregoing, the non-employee Director may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding awards under the Directors’ Plan, and those awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the non-employee Director’s death. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred award, including (without limitation) the limited time period during which any option may be exercised following the option holder’s death.

Effect of Termination of Directorship

The Board or the Committee may specify in the stock option agreements and the restricted stock purchase agreements what restrictions will apply in the event of termination of a non-employee Director’s service with the Company.

Effective Date, Termination and Amendment

If approved by the stockholders, the effective date of the Directors’ Plan will be February 15, 2008 (the “Effective Date”). No further awards may be made under the Directors’ Plan more than 10 years after the Effective Date. If the Directors’ Plan is not approved by the stockholders of the Company, the Directors’ Plan and any awards made thereunder will be void and of no force or effect.

The Board of Directors has complete and exclusive power and authority to terminate, suspend, amend and modify the Directors’ Plan in any or all respects. However, no such amendment or modification may adversely affect the rights and obligations with respect to awards at the time outstanding under the Directors’ Plan unless the holder of such awards consents to such amendment or modification. In addition, certain amendments may require stockholder approval in accordance with applicable laws and regulations.

Federal Income Tax Consequences

Stock options. There will be no federal income tax consequences to a non-employee Director or the Company upon the grant of a NSO under the Directors’ Plan. Upon exercise of a NSO, the option holder generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code, and provided that the option holder includes such compensation in income and we satisfy applicable reporting requirements, we will be entitled to a tax deduction in the same amount.

Restricted Stock. Except as otherwise provided below, there will be no federal income tax consequences to either a non-employee Director or the Company upon the grant of restricted stock. In the year in which the restricted stock is no longer subject to a substantial risk of forfeiture (i.e., in the year that the shares vest), the non-employee Director will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the non-employee Director paid for the shares. Subject to Section 162(m) of the Code, and provided that the non-employee Director includes such compensation in income and we satisfy applicable reporting requirements, we will be entitled to a corresponding deduction. However, the non-employee Director may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and we will be entitled to a corresponding deduction at that time. Special rules, summarized below, may apply to non-employee Directors who are subject to Section 16 of the Exchange Act.

Section 16 of the Exchange Act. Non-employee Directors who are subject to Section 16 of the Exchange Act and receive shares under the Directors’ Plan will not recognize ordinary income at that time unless: (i) an election is made by the non-employee Director under Section 83(b) of the Code; or (ii) the sale of such shares by the non-employee Director at a profit is no longer subject to Section 16(b) of the Exchange Act (generally (1) in the case of options, six months following the date of grant of the option to which the shares relate and (2) otherwise, six months after the receipt of shares). The non-employee Director will instead recognize ordinary income equal to the fair market value of the shares received (less the price paid for such shares, if any) on the first day that such a sale is no longer subject to Section 16(b) of the Exchange Act and, subject to Section 162(m) of the Code, we or an affiliate generally will be entitled to a deduction of an equal amount for federal income tax purposes at that time provided that applicable tax withholding requirements are satisfied. A non-employee Director subject to Section 16 of the Exchange Act may elect under Section 83(b) of the Code, within 30 days of the transfer of such shares to recognize income at the time of transfer equal to the difference between the price paid for such shares, if any, and the fair market value of such shares. Such amount will be taxed as ordinary income to the non-employee Director and, subject to Section 162(m) of the Code and satisfaction of applicable withholding requirements, we generally will be entitled to a deduction for federal income tax purposes.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 180G and Section 4999 of the Code. Under these provisions, the non-employee Director would be subject to a 20% excise tax on, and we would be denied a deduction with respect to, any “excess parachute payments.”

Section 409A of the Code. Section 409A of the Code (“Section 409A”) provides that amounts deferred under a nonqualified deferred compensation plan are included in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. Based on guidance issued under Section 409A, awards of NSOs or other deferred awards under the Directors’ Plan, if any, could be affected. In general, if such awards either (1) meet the requirements imposed by Section 409A or (2) qualify for an exemption from coverage of Section 409A, then the tax consequences described above will continue to apply. If an award is subject to Section 409A and does not comply with the requirements of Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the non-employee Director, and the non-employee Director will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

We intend to continue to review the terms of the Directors’ Plan with respect to Section 409A and may, subject to the terms of the Directors’ Plan, adopt amendments to comply with current and additional guidance issued under Section 409A.

Voting Requirements to Adopt the Proposal

The approval of this Proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the Meeting.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE NORTH AMERICAN SCIENTIFIC, INC. 2008 DIRECTORS’ STOCK PLAN.

Unless instructed to the contrary, the shares of Common Stock represented by the proxies will be voted FOR the approval of Proposal No. 5.

OTHER INFORMATION

The Company’s Annual Report for the fiscal year ended October 31, 2007 is being mailed to stockholders contemporaneously with this Proxy Statement.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John B. Rush
President and Chief Executive Officer

Dated: March 28, 2008

ANNUAL MEETING OF STOCKHOLDERS OF
NORTH AMERICAN SCIENTIFIC, INC.

APRIL 29, 2008

The Board of Directors recommends your vote FOR all matters set forth below.

1. ELECTION OF DIRECTORS

☐FOR all nominees listed below	☐WITHHOLD AUTHORITY to vote for all nominees listed below	☐FOR ALL EXCEPT as indicated to the contrary below

Director Nominees: 01 Dr. Wilfred E. Jaeger 02 John B. Rush 03 John M. Sabin 04 Richard A. Sandberg 05 Robert V. Toni 06 Dr. Gary N. Wilner 07 Roderick A. Young

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “For All Except” box and write that nominee’s name on the space below.)

2.	AUTHORIZATION OF AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK BY A RATIO OF 1-FOR-5

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	AUTHORIZATION OF AMENDMENTS TO THE 2006 STOCK PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	AUTHORIZATION OF THE REPRICING OF STOCK OPTIONS

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	APPROVAL OF THE 2008 NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s):

Date:

Signature(s):

Date:

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NORTH AMERICAN SCIENTIFIC, INC.

The undersigned hereby appoints John B. Rush , with full power of substitution, as attorney, agent and proxy to represent the undersigned at the 2008 Annual Meeting of Stockholders of North American Scientific, Inc. (the “Company”) to be held at the Hilton Woodland Hills, 6360 Canoga Avenue, Woodland Hills, California 91367 at 9:00 a.m. Pacific time, on April 29, 2008 or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Annual Meeting in the manner set forth below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THIS PROXY, “FOR” THE AUTHORIZATION OF AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK BY A RATIO OF 1-FOR-5, “FOR” THE AUTHORIZATION OF AMENDMENTS TO THE 2006 STOCK PLAN, “FOR” THE AUTHORIZATION OF THE REPRICING OF STOCK OPTIONS, AND “FOR” THE APPROVAL OF THE 2008 NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated April 29, 2008, as well as a copy of the Company’s Annual Report for the fiscal year ended October 31, 2007.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return this proxy in the envelope provided.

(Continued and to be signed on reverse side)

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED CERTIFICATE OF INCORPORATION
OF
NORTH AMERICAN SCIENTIFIC, INC.,
a Delaware corporation

John B. Rush certifies that:

1.     He is the duly elected and acting President and Chief Executive Officer of North American Scientific, Inc., a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”).

2.     That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law setting forth a proposed amendment of the Amended Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation. The resolution set forth the proposed amendment is as follows:

RESOLVED, that Article Fourth, subsection (a) of the Amended Certificate of Incorporation of the Corporation be amended by adding a paragraph thereto, which such paragraph will appear as the last paragraph of Article Fourth, subsection (a) and shall read as follows:

“Upon the effectiveness of this Certificate of Amendment of Amended Certificate of Incorporation, every five (5) shares of the Corporation’s issued and outstanding Common Stock shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into one (1) share of the Corporation’s Common Stock, par value $0.01 per share.”

3.     That thereafter, the foregoing amendment of the Amended Certificate of Incorporation of the Corporation was duly adopted by a majority of the outstanding stock entitled to vote thereon at the Corporation’s Annual Meeting of Stockholders held on April 29, 2008 in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware.

4.     That the Certificate of Amendment of the Amended and Restated Certificate of Incorporation shall be effective as of ___________ __, 2008.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended Certificate of Incorporation of the Corporation to be signed by the undersigned, and the undersigned has executed this certificate and affirms the foregoing as true and under penalty of perjury this ____ day of ____________, 2008.

John B. Rush,
President and Chief Executive Officer

Appendix B

AMENDMENT NO .1
TO THE
NORTH AMERICAN SCIENTIFIC, INC. 2006 STOCK PLAN

RECITALS

WHEREAS, the Company established the North American Scientific, Inc. 2006 Stock Plan (the “Plan”) pursuant to the power to amend the Plan set forth in Section 17 therein; and

WHEREAS, the Company’s Board of Directors has determined that it is in the best interests of the Company to amend the Plan to increase the number of shares of the Company’s common stock that are available for Awards, as that term is defined in Section 2(d) therein.

NOW, THEREFORE, IT IS RESOLVED that the Plan shall be amended as set forth herein (the “Amendment”) effective _______________.

OPERATIVE PROVISIONS

1.	The first sentence of Section 3 of the Plan is amended in its entirety to read as follows:

“Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued is thirteen million one hundred one thousand two hundred seventy-five (13,101,275) Shares, plus any Awards from the Prior Plan that are terminated, expire unexercised or forfeited.”

2.	Paragraph (c) of Section 6 of the Plan is amended in its entirety to read as follows:

“(c) The following limitations shall apply to Awards granted under the Plan:

(i) No Participant shall be granted, in any fiscal year of the Company, Awards covering more than four hundred and seventy-five thousand (475,000) Shares.

(ii) In connection with his or her initial service, a Participant may be granted Awards for up to an additional four hundred and seventy-five thousand (475,000) Shares that shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Award will be counted against the limits set forth in subsection (i) and (ii) above.”

3.	All other terms and provisions of the Plan not directly affected by this Amendment shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed on this ____ day of __________________, 2008.

NORTH AMERICAN SCIENTIFIC, INC..

By:
Its:

Appendix C

NORTH AMERICAN SCIENTIFIC, INC.

2008 NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN

1. GENERAL

The 2008 Non-Employee Directors’ Equity Compensation Plan (the “Directors’ Plan”) provides for (i) the grant to “Non-Employee Directors” (as defined in Section 2 below) of non-statutory options (“Options”) to purchase shares of Common Stock (“Common Stock”) of North American Scientific, Inc. (the “Company”) and (ii) the grant of “Restricted Stock” (as described below in Section 6) to Non-Employee Directors in consideration of services rendered in the capacity of being a director of the Company. The Options granted under the Directors’ Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. PURPOSE

The Company has adopted the Directors’ Plan to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and compensate non-employee members of the Board of Directors of the Company (the “Board”) who are not employees of the Company or any subsidiary (“Non-Employee Directors”) by creating an equity ownership incentive for such non-employee members of the Board to contribute to the growth and profitability of the Company.

3. ADMINISTRATION

The Board shall have full power and authority to administer the Directors’ Plan and to make such determinations regarding, and issue such interpretations of, the Directors’ Plan and any outstanding Options or grants of Restricted Stock thereunder as it may deem necessary or advisable. Decisions of the Board shall be final and binding on all parties who have an interest in the Directors’ Plan or any Options or Restricted Stock granted thereunder. The Board has the power to construe and interpret the Directors’ Plan. The Board is authorized to delegate administration of the Directors’ Plan and its authority hereunder to a committee appointed by the Board which shall be comprised of not less than two members who are Non-Employee Directors, as defined in Rule 16b-3(b)(3)(i), promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any vacancy on the Committee shall be filled by appointment by the Board. Notwithstanding anything contained herein to the contrary, awards under the Directors’ Plan shall be self-executing.

4. STOCK SUBJECT TO THE DIRECTORS’ PLAN

The aggregate number of shares of Common Stock that may be issued hereunder is seven million five hundred thousand (7,500,000). The aggregate number of shares available under this Section 4 is subject to further adjustments as hereinafter provided. The Company shall reserve the number of shares available hereunder at any point in time for Options granted under the Directors’ Plan. The shares that may be issued or delivered under the Directors’ Plan may be either authorized but unissued shares or treasury shares or partly each. In addition, if awards granted under the Directors’ Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such Options shall again become available for issuance under the Directors’ Plan. Unvested shares of Restricted Stock which are surrendered to the Company for cancellation pursuant to Section 7 below shall again become available for issuance hereunder.

5. ELIGIBILITY

Non-Employee Directors of the Company eligible to participate in the Directors’ Plan (collectively, the “Eligible Directors”) shall be limited to (i) those individuals serving as non-employee members of the Board on __________________, (ii) those individuals who first became non-employee Board members on or after _______________, whether through appointment by the Board or election by the Company’s stockholders, and (iii) those individuals who are re-elected to serve as Non-Employee Directors at one or more Annual Shareholders Meetings held after ________________.

6. AWARDS

(a) Options. The Board shall have the right to grant Options hereunder, which shall be evidenced by a written agreement (the “Option Agreement”) described in Section 10 below. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board shall, from time to time, deem desirable. Each Option Agreement may be different from each other Option Agreement.

(b) Restricted Stock.  The Board shall have the right to issue shares of Common Stock subject to a written agreement (the “Restricted Stock Purchase Agreement”) described in Section 10 below. Each Restricted Stock Purchase Agreement shall include such terms, restrictions and conditions as the Board may deem desirable (“Restricted Stock”). The Purchase Price of Restricted Stock, if any, shall be determined by the Board in its sole discretion.

7. TERMS OF OPTION AGREEMENTS

(a) Exercise Price. The exercise price of Options granted under the Directors’ Plan shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock covered by the Option on the date of grant. Fair market value of the Common Stock shall be the closing price of the Common Stock on the Nasdaq National Market (or such successor exchange or automated quotation system upon which the Common Stock becomes listed) on the date of the grant.

(b) Payment. The consideration to be paid for the shares to be issued upon exercise of an Option, including the permissible method(s) of payment, shall be determined by the Board and may consist of any combination of the following:

(i) Cash, cash equivalents or check made payable to the Company, or

(ii) Through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instructions to (i) a Company designated brokerage firm to effect the immediate sale of some or all of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (ii) the Company to deliver the certificates for the purchased shares being sold directly to such brokerage firm in order to complete the sale.

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(c) Option Exercise. Subject to vesting, restrictions on exercisability and other restrictions provided for in the Directors’ Plan or otherwise imposed pursuant hereto, an Option may be exercised, and payment in full of the exercise price made, by an optionee (including any successor) only by written notice (in the form prescribed by the Board) to the Company specifying the number of Shares to be purchased. No Option shall be exercisable after the expiration of ten years from the date of grant. An Option to the extent exercisable at any time may be exercised in whole or in part.

(d) Term. Unless earlier expired, forfeited or otherwise terminated, the term of all Options under the Directors’ Plan will be ten (10) years (or such shorter period as may be designated by the Board from time to time).

(e) Vesting. All Options granted, and all shares of Restricted Stock issued, under the Directors’ Plan shall vest (and with respect to the Options become exercisable) in accordance with the terms set forth in the Option Agreement or Restricted Stock Purchase Agreement, provided that the Eligible Director must be a Non-Employee Director to the Company as of any vesting date.

8. LIMITED TRANSFERABILITY

Any award granted under the Directors’ Plan may be assigned in whole or in part during the Non-Employee Director’s lifetime to one or more members of the Non-Employee Director’s family (as defined under the Rules set forth in Form S-8 under the Securities Act of 1933, as amended) or to a trust established exclusively for one or more such family members or to a Non-Employee Director’s former spouse, to the extent such assignment is in connection with the Non-Employee Director’s estate plan or pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in such award pursuant to the assignment may only exercise the assigned portion of any such award. The terms applicable to the assigned portion of any award shall be the same as those in effect for such award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate. Notwithstanding the foregoing, the Non-Employee Director may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding awards under the Directors’ Plan, and those awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Non-Employee Director’s death. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred award.

9. TERMINATION OF OPTION; CANCELLATION OF RESTRICTED STOCK

An Option can be exercised at any time specified in the Option agreement, if the optionee is still a Non-Employee Director of the Company at the time of exercise.

The Board may specify in the Option Agreements and Restricted Stock Purchase Agreements what restrictions will apply in the event of termination of a Non-Employee Director’s service with the Company.

The reason for termination of a Non-Employee Director’s service with the Company and its impact on any outstanding Options or Restricted Stock awards shall be determined in each case by the Board, in its discretion, and any such determination shall be final and binding on all persons.

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10. AWARD AGREEMENTS

All Options granted pursuant to the Directors’ Plan shall be evidenced by an Option Agreement and all shares of Restricted Stock granted pursuant to the Directors’ Plan shall be evidenced by a Restricted Stock Purchase Agreement. Such Option agreements and Restricted Stock Purchase Agreements shall comply with and be subject to all of the terms, conditions, and limitations set forth in this Directors’ Plan and such further provisions, not inconsistent with this Directors’ Plan, as the full Board shall deem appropriate. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

11. ADJUSTMENTS

If the outstanding shares of stock of the class then subject to the Directors’ Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities and/or the exercise price at which Options may thereafter be granted under this Directors’ Plan and for which Options then outstanding under this Directors’ Plan may thereafter be exercised. The Board shall make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for optionees. No adjustment provided for in this Section 11 shall require the Company to issue or sell a fraction of a share or other security.

12. RIGHTS AS A STOCKHOLDER

An optionee, or permitted assignee thereof as provided in Section 8 above, shall have no rights as a stockholder with respect to any stock covered by the Option until the date of issuance of the stock certificate for such stock after receipt of the consideration in full set forth in the Option Agreement or as may otherwise be approved by the Board.

Subject to the limitations on non-transferability as may be set forth in this Directors Plan or the stock issuance agreement, a recipient of Restricted Stock shall have full stockholder rights with respect to any shares of Common Stock issued to such recipient, whether or not such recipient’s interest in such shares is fully vested. Accordingly, such recipient shall have the right to vote such shares and to receive any regular cash dividends paid on such shares, provided that any stock dividends paid on such shares shall be subject to the same vesting schedule as the shares of Restricted Stock with respect to which they were received.

Except as provided in Section 11 hereof, no adjustments shall be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, for distributions in which the record date is prior to the date for which the stock certificate is issued.

13. MODIFICATION, EXTENSION AND RENEWAL

The Board may modify, extend or renew any Option Agreements and Restricted Stock Purchase Agreements that are outstanding as granted under the Directors’ Plan if otherwise consistent herewith. Notwithstanding the foregoing, no modification shall, without the prior written consent of the optionee or the recipient of Restricted Stock, alter, impair or waive any rights or obligations regarding any Options or shares of Restricted Stock theretofore granted to such optionee or such recipient under the Directors’ Plan nor may the term of any Option extend beyond ten (10) years. Notwithstanding anything contained in this Section 13 to the contrary, the Board shall not modify, extend or renew any outstanding Option granted under the Directors’ Plan in any manner that has the effect of repricing such Options at a price that is lower than the price at which such Option was originally granted; provided, however, that this prohibition shall not prevent the Board from making any adjustment that would otherwise be made under Section 11 of the Directors’ Plan

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14. INVESTMENT PURPOSES, ETC.

Prior to the issuance or delivery of any shares of the Common Stock under the Directors’ Plan, the person receiving shares of Restricted Stock or exercising a stock option hereunder may be required to (a) represent and warrant that the shares of the Common Stock to be acquired in connection therewith are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof, (b) represent and warrant that such person will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any such shares unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares is pursuant to effective registrations under the Securities Act of 1933 as amended (the “Act”) and applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations, and (c) execute such further documents as may be reasonably required by the Board upon receipt of any such shares, or exercise of any such stock options or any part thereof, including but not limited to stock transfer restrictions. The certificate or certificates representing such shares of the Common Stock may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or in any agreement relating to any Option or shares of Restricted Stock granted hereunder shall require the Company or any subsidiary to issue any stock under the Directors’ Plan if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Act, any applicable securities or other laws, rule or regulation then in effect.

15. NO RIGHT TO CONTINUED SERVICE

Neither the Directors’ Plan nor any Option or shares of Restricted Stock granted under the Directors’ Plan, shall confer upon any Eligible Director any right with respect to continued service as a Director of the Company.

16. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

(a) General Compliance. The Directors’ Plan, the Options granted hereunder, the shares of Restricted Stock granted hereunder and the obligation of the Company to sell and deliver stock under such Options, shall be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of stock prior to (a) the listing of any such stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal or state securities laws, or obtaining any ruling or waiver from any government body which the Company or its subsidiaries shall, in their sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company or its subsidiaries, is otherwise required.

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(b) Code Section 409A. Notwithstanding any other term or provision of this Plan, all Option Agreements and Restricted Stock Purchase Agreements shall be structured to satisfy the requirements of Code Section 409A, or an applicable exemption therefrom, as determined by the Board pursuant to the statute, the regulations thereunder and any other official guidance in effect from time to time.

17. CHANGE IN CONTROL

Upon the occurrence of a Change in Control (i) each outstanding Option shall become fully vested and exercisable in full, (ii) each share of Restricted Stock shall become fully vested and (iii) in each case, any forfeiture and vesting restrictions relating thereto or thereon shall lapse. For purposes of this Section 17, a “Change in Control” shall be deemed to have occurred if:

(a) Tender Offer. A tender offer (or series of related offers or similar transactions) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company;

(b) Merger or Consolidation. The Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Company, any employee benefit plan of the Company or its subsidiaries, and their affiliates;

(c) Liquidation. The Company’s stockholders approve a plan of complete liquidation of the Company and any required regulatory approvals are obtained, or the Company completes a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) or disposition by the Company of all or substantially all of the Company’s assets; or

(d) Acquisition. A Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

For purposes of this Section 17: (1) ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) under the Exchange Act and (2) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act; provided, however, that a Person shall not include (A) the Company or any of its subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

18. AMENDMENT AND TERMINATION

The Board shall have complete and exclusive power and authority to terminate, suspend, amend or modify the Directors’ Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to awards at the time outstanding under the Directors’ Plan unless the holder of such awards consents to such amendment or modification. In addition, certain amendments may require stockholder approval in accordance with applicable laws and regulations or the rules of the exchange on which the Company’s shares are listed.

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19. USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of shares of Common Stock under the Directors’ Plan shall be used for general corporate purposes.

20. EFFECTIVE DATE AND DURATION

The Directors’ Plan became effective, subject to stockholder approval, on the date of its adoption by the Board of the Company, which is ____________ (the “Effective Date”). Awards may not be granted under the Directors’ Plan more than 10 years after the Effective Date.

21. GOVERNING LAW

The Directors’ Plan shall be governed by and construed in accordance with the laws of the state of Delaware except to the extent that Delaware laws are preempted by any federal statute, regulation, judgment or court order, including but not limited to, the Code.

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